Filed Pursuant to Rule 424(b)(3)
File Number 333-134849

PROSPECTUS SUPPLEMENT NO. 5
to Prospectus declared
effective on April 10, 2007,
(Registration No. 333-134849)

Trulite, Inc.
This Prospectus Supplement No. 5 supplements our Prospectus, dated April 10, 2007, as amended by the Prospectus Supplement No. 1, dated April 30, 2007, Prospectus Supplement No. 2, dated May 16, 2007, Prospectus Supplement 3, dated July 3, 2007, and Prospectus Supplement No. 4, dated August 20, 2007. The shares of common stock and the shares of common stock issuable on the exercise of warrants that are covered by the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 5 together with the Prospectus Supplement No. 1, the Prospectus Supplement No. 2, the Prospectus Supplement No. 3, and Prospectus Supplement No. 4.

This Prospectus Supplement No. 5 includes the attached Quarterly Report on Form 10-QSB of Trulite, Inc., for the quarter ended September 30, 2007, as filed by us with the Securities and Exchange Commission on November 13, 2007, as well as the attached Current Reports on Form 8-K of Trulite, Inc., as filed by us with the Securities and Exchange Commission on August 24, 2007, September 27, 2007, November 13, 2007, and November 30, 2007.

Our common stock is quoted on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol “TRUL.OB.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 4, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

☒ QUARTERLY REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2007

☐ TRANSITION REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission file number 000-51696

Trulite, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	20-1372858
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1401 McKinney Street
Suite 900
Houston, TX 77010

(Address of principal executive offices)

Issuer's telephone number, including area code: (713) 888-0660

Copies to:
James Ryan, III, Esq.
Jackson Walker L.L.P
901 Main St., Suite 6000
Dallas, TX 75202
Tel: (214) 953-5801
Fax: (214) 661-6688

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes ☐ No ☒

APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: 11,935,591 shares of Common Stock, par value $.0001 per share, outstanding as of November 13, 2007.

Transitional Small Business Disclosure Format (Check one): YES ☐ NO ☒

TRULITE, INC.

INDEX to Form 10-QSB

PART I- FINANCIAL INFORMATION

2

Note Regarding Forward-looking Statements

This Form 10-QSB for the quarter ended September 30, 2007, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding, among other items, our growth strategies, anticipated trends in our business and our future results of operation, market conditions in the research and development industry and the impact of governmental regulation. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of, among other things:

•	Our ability to raise capital;
o	Our ability to estimate future expenditures;
o	Our ability to sell our products;
o	Our ability to retain and attract experienced and knowledgeable personnel; and
o	Our ability to compete in the renewable energy industry

In addition, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions, as they relate to us, our business or our management, are intended to identify forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Form 10-QSB. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Form 10-QSB may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

3

PART 1. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

Trulite, Inc. (a Development Stage Company)
Balance Sheets

	September 30, 2007	December 31, 2006
		Audited
ASSETS
Current assets:
Cash and cash equivalents	$26,169	$275,957
Prepaid expenses and other current assets	4,799	13,372
Total current assets	30,968	289,329

Property and equipment, net	60,429	50,079

Patent application fees	41,963	19,843

Total assets	$133,360	$359,251

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$383,987	$239,544
Due to affiliates	427,255	62,363
Notes payable to affiliates	3,075,000	1,250,000
Notes payable, net of unamortized discount of $103,955 as of September 30, 2007.	396,045	-
Unearned revenue	2,495	-
Total current liabilities	4,284,782	1,551,907

Commitments and contingencies

Stockholders' deficit:
8% Cumulative Convertible, Series A Preferred Stock; $0.0001 par value, 1,500,000 shares authorized, 0 shares issued and outstanding as of September 30, 2007 and December 31, 2006.	-	-
Common Stock; $0.0001 par value, 50,000,000 and 20,000,000 shares authorized, 11,935,591 and 11,785,491 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively.	1,193	1,178
Additional paid-in-capital	10,061,272	9,537,425
Deficit accumulated during the development stage	(14,213,887)	(10,731,259)
Total stockholders' deficit	(4,151,422)	(1,192,656)

Total liabilities and stockholders' deficit	$133,360	$359,251

The accompanying notes are an integral part of these financial statements.

4

Trulite, Inc. (a Development Stage Company)
Statements of Operations

					Period From
					Inception
	Three Months Ended		Nine Months Ended		(July 15, 2004)
	September 30,		September 30,		Through
	2007	2006	2007	2006	September 30, 2007

Sales	$-	$-	$-	$8,333	$26,750

Cost of sales	-	-	-	5,912	18,385

GROSS PROFIT	-	-	-	2,421	8,365

Operating expenses:

Research and development	507,537	332,032	1,444,533	778,719	3,811,673
Depreciation	6,960	5,131	18,990	10,572	41,801
General and administrative	495,963	389,002	1,678,349	1,841,405	4,424,765

TOTAL OPERATING EXPENSES	1,010,460	726,165	3,141,872	2,630,696	8,278,239

LOSS FROM OPERATIONS	(1,010,460)	(726,165)	(3,141,872)	(2,628,275)	(8,269,874)

Other income (expense):
Interest expense	(132,507)	(4,854)	(238,384)	(4,913)	(268,773)
Interest income	686	799	2,509	4,005	13,632

TOTAL OTHER INCOME (EXPENSE)	(131,821)	(4,055)	(235,875)	(908)	(255,141)

LOSS BEFORE INCOME TAXES	(1,142,281)	(730,220)	(3,377,747)	(2,629,183)	(8,525,015)

Income taxes	-	-	-	-	-

NET LOSS	(1,142,281)	(730,220)	(3,377,747)	(2,629,183)	$(8,525,015)

Preferred stock dividends	-	-	-	(39,275)

Deemed dividend on conversion of preferred stock to common stock	-	-	-	(1,586,150)

Deemed dividend on warrant extension	-	-	(104,881)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,142,281)	$(730,220)	$(3,482,628)	$(4,254,608)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.10)	$(0.06)	$(0.28)	$(0.32)
Preferred and deemed dividends	-	-	(0.01)	(0.20)
Attributable to common stockholders	$(0.10)	$(0.06)	$(0.29)	$(0.52)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	11,897,004	11,785,491	11,824,935	8,247,825
Diluted	11,897,004	11,785,491	11,824,935	8,247,825

The accompanying notes are an integral part of these financial statements.

5

Trulite, Inc. (a Development Stage Company)
Statements of Cash Flows

			Period From
			Inception
			(July 15, 2004)
	Nine Months Ended September 30,		Through
	2007	2006	September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,377,747)	$(2,629,183)	$(8,525,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,990	10,572	41,801
Amortization of debt discount	31,345	-	31,345
Common stock issued for consulting services	75,000	285,000	360,000
Common stock issued for management fees	-	-	133,840
Stock-based compensation expense	158,593	477,159	669,750
Warrants issued for consulting services	-	162,155	162,155
Write-off of research and development expenses	-	-	606,798
Changes in operating assets and liabilities:
Due to/from affiliate	654,392	23,773	716,755
Accounts receivable	-	16,667	-
Prepaid expenses and other current assets	8,573	(10,723)	1,666
Grants receivable	-	-	850
Accounts payable and accrued expenses	144,443	62,981	375,878
Unearned revenue	2,495	-	2,495
Net cash used in operating activities	(2,283,916)	(1,601,599)	(5,421,682)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed and intangible assets	(51,460)	(13,527)	(137,737)
Net cash used in investing activities	(51,460)	(13,527)	(137,737)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	50,088	1,000,000	1,050,088
Issuance of common stock warrants with debt financing	135,300	-	135,300
Issuance of preferred stock	-	-	1,250,000
Issuance of notes payable	1,900,200	500,000	3,150,200
Net cash provided by financing activities	2,085,588	1,500,000	5,585,588

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(249,788)	(115,126)	26,169
CASH AND CASH EQUIVALENTS, beginning of period	275,957	235,982	-
CASH AND CASH EQUIVALENTS, end of period	$26,169	$120,856	$26,169

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for consulting services	$75,000	$285,000	$360,000
Common stock issued for management fees	$-	$-	$133,840
Warrants issued for consulting services	$-	$162,155	$162,155
Common stock options issued for compensation	$158,593	$477,159	$669,750
Preferred stock issued for acquisition	$-	$-	$20,000
Common stock issued for acquisition	$-	$-	$592,460
Affiliate payable relieved through issuance of note payable	$289,500	$-	$289,500
Cash paid for interest	$-	$-	$28,897

The accompanying notes are an integral part of these financial statements.

6

Trulite, Inc. (a Development Stage Company)
Statements of Stockholders' Deficit
For the Periods From Inception (July 15, 2004) Through September 30, 2007

	8% Cumulative
	Convertible Series A				Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Cash issuances:

July 28, 2004; issuance of preferred stock at $1.00 per share	100,000	$10	-	$-	$99,990	$-	$100,000

November 5, 2004; issuance of preferred stock at $1.00 per share	190,000	19	-	-	189,981	-	190,000

November 12, 2004; issuance of preferred stock at $1.00 per share	10,000	1	-	-	9,999	-	10,000

Non-cash issuances:

July 22, 2004; preferred stock issued in the acquisition of Trulite Technology, LC based on fair value of stock issued of $1.00 per share	20,000	2	-	-	19,998	-	20,000

July 22, 2004; common stock issued in the acquisition of Trulite Technology, LC based on fair value of stock issued of $0.20 per share (post April 2005 split)	-	-	2,962,300	296	592,164	-	592,460

July 28, 2004; common stock issued for management services based on fair value of stock issued of $0.20 per share (post April 2005 split)	-	-	343,850	34	68,736	-	68,770

Accretion of dividends	-	6,624	-	-	(6,624)	-	-

Net loss	-	-	-	-	-	(878,022)	(878,022)

Balance, December 31, 2004	320,000	6,656	3,306,150	330	974,244	(878,022)	103,208

Cash issuances:

February 1, 2005; issuance of preferred stock, at $1.00 per share	200,000	20	-	-	199,980	-	200,000

June 1, 2005; issuance of preferred stock at $0.80 per share	934,725	93	-	-	749,907	-	750,000

Non-cash issuances:

January 28, 2005; common stock issued for management services based on fair value of stock issued of $0.20 per share (post April 2005 split)	-	-	325,350	33	65,037	-	65,070

Accretion of dividends	-	84,074	-	-	(84,074)	-	-

Net loss	-	-	-	-	-	(825,952)	(825,952)

Balance, December 31, 2005	1,454,725	90,843	3,631,500	363	1,905,094	(1,703,974)	292,326

Cash issuances:

April 13, 2006; issuance of common stock and warrants	-	-	1,000,000	100	999,900	-	1,000,000

Non-cash issuances:

April 26, 2006; common stock issued for consulting services based on fair value of stock issued of $0.95 per share	-	-	300,000	30	284,970	-	285,000

April 26, 2006; warrants to purchase common stock issued for consulting services based on fair value of warrants issued	-	-	-	-	162,155	-	162,155

Accretion of dividends	-	39,275	-	-	(39,275)	-	-

May 2, 2006; accretion of preferred stock for deemed dividend on conversion of accrued dividends to common stock	-	161,388	-	-	(161,388)	-	-

May 2, 2006; accretion of preferred stock for deemed dividend on conversion to common stock	-	1,424,762	-	-	(978,494)	(446,268)	-

May 2, 2006; conversion of preferred stock to common stock	(1,454,725)	(1,716,268)	6,853,991	685	6,853,306	(5,137,723)	-

Stock-based compensation	-	-	-	-	511,157	-	511,157

Net loss	-	-	-	-	-	(3,443,294)	(3,443,294)

Balance, December 31, 2006	-	-	11,785,491	1,178	9,537,425	(10,731,259)	(1,192,656)

The accompanying notes are an integral part of these financial statements.
7

Trulite, Inc. (a Development Stage Company)
Statements of Stockholders' Deficit (Continued)
For the Periods From Inception (July 15, 2004) Through September 30, 2007

	8% Cumulative
	Convertible Series A				Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Cash issuances:

April 1, 2007; issuance of common stock	-	-	100	-	88	-	88

September 9, 2007; issuance of common stock			50,000	5	49,995		50,000

Non-cash issuance:

June 26, 2007; common stock issued for consulting services based on fair value of stock issued of $1.00 per share	-	-	100,000	10	74,990	-	75,000

February, 22, 2007; deemed dividend on warrant extension	-	-	-	-	104,881	(104,881)	-

June 26, 2007; warrants issued with convertible debt	-	-	-	-	135,300	-	135,300

Stock-based compensation	-	-	-	-	158,593	-	158,593

Net Loss	-	-	-	-	-	(3,377,747)	(3,377,747)

Balance, September 30, 2007	-	$-	11,935,591	$1,193	$10,061,272	$(14,213,887)	$(4,151,422)

The accompanying notes are an integral part of these financial statements.

8

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 1 - Basis of Presentation

The unaudited financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim reporting, and in the opinion of management reflect all adjustments , including those of a normal recurring nature, that are necessary for a fair presentation of financial position and results of operations for the interim periods presented. As permitted under those requirements, certain footnotes or other financial information that are normally required by accounting principles generally accepted in the United States of America have been condensed or omitted. As used herein, the terms "Trulite," "the Company," "we," "our" and "us" refer to Trulite, Inc.

For further information, refer to the financial statements and footnotes included in our Annual Report on Form 10-KSB for the year ended December 31, 2006. Interim results are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 2007.

The Company from inception (July 15, 2004) through September 30, 2007, did not have significant revenues. The Company has no significant operating history as of September 30, 2007. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. From inception (July 15, 2004) through September 30, 2007, management has raised additional equity and debt financing to fund operations and to provide additional working capital. However, there is no assurance that future such financing will be in amounts sufficient to meet the Company's needs.

Reclassifications

Certain reclassifications have been made to conform prior period amounts to the current period presentation. These reclassifications had no effect on net loss or stockholders' deficit.

New Accounting Pronouncements:

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value and applies to other accounting pronouncements that require or permit fair value measurements and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits the choice to measure certain financial assets and liabilities at their fair value at specified election dates. The new standard is effective for the Company on January 1, 2008, unless early adoption is elected. The Company does not expect the new standard to have a material impact on its financial position or results of operation.

9

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 2 - Property and Equipment

Property and Equipment consists of the following:

	September 30,	December 31,
	2007	2006

Office and other equipment	$79,657	$59,249
Manufacturing equipment	15,450	9,491
Test equipment	7,123	4,150
Total fixed assets	102,230	72,890

Accumulated depreciation	(41,801)	(22,811)
Property and equipment, net	$60,429	$50,079

NOTE 3 - Accounts Payable and Accrued liabilities

	September 30,	December 31,
	2007	2006

Accounts payable	$183,924	$134,905
Accrued expenses	200,063	104,639
	$383,987	$239,544

NOTE 4 - Notes Payable

On February 6, 2007, the Company incurred indebtedness of $600,000 pursuant to the terms of two promissory notes, which were amended June 29, 2007 (See below). The Company borrowed $240,000 from Contango Venture Capital Corporation, LLC ("CVCC"), which beneficially owns approximately 16.8% of the Company's common stock, and $360,000 from Standard Renewable Energy Group, LLC ("SREG"), which owns NewPoint Energy Solutions, LP ("NewPoint"), the owner of approximately 44.7% of the Company's common stock. Both promissory notes bore interest at a rate of 11.25% until August 6, 2007, at which time the rate became 12.25 (as amended). Both notes mature on December 31, 2007 (as amended), and may be prepaid by the Company at any time without penalty.

On May 30 and May 31, 2007, the Company incurred indebtedness of $240,000 and $360,000, respectively, pursuant to the terms of two promissory notes. The Company borrowed $360,000 from SREG. The Company borrowed $240,000 from CVCC. Both promissory notes bore interest at a rate of 11.25% until October 22, 2007, at which time the rate became prime rate plus 3%. As of October 22, 2007, the prime rate plus 3% was 11.25%. Both notes mature on February 19, 2008, and may be prepaid by the Company at any time without penalty.

On June 26, 2007, the Company pursuant to the terms of a Note and Warrant Purchase Agreement dated June 26, 2007 (the "Purchase Agreement"), sold a total of 6.66 units ("Units"), each Unit comprising (i) a convertible promissory note (a "Note"), in the original principal amount of $75,000, and (ii) a warrant (a "Warrant"), to purchase 100,000 shares of the Company's common stock at a price of $1.00 per share. The Company sold a total of $500,000 in principal amount of Notes and Warrants to purchase a total of 666,666 shares of Common Stock for total proceeds of $500,000. Each Note bears interest at a rate of 15% per annum. Principal and accrued but unpaid interest on each Note are payable in full on June 26, 2008. Amounts outstanding under each Note may be

10

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 4 - Notes Payable (Continued)

prepaid without penalty. The unpaid principal balance due under each Note, together with any accrued but unpaid interest, may be converted into unregistered shares of Common Stock at a conversion price of $0.75 per share. Each Warrant is exercisable until June 26, 2010, at an exercise price of $1.00 per share and has a cashless exercise feature.

In accordance with the guidelines of APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," the proceeds were allocated to the Warrants and to the Notes based on the relative fair values of the two instruments at the date of issuance. The fair value of the Warrants was determined using the Black-Scholes pricing model, assuming a risk-free interest rate of 4.63%, a volatility factor of 63%, dividend yields of 0% and a contractual life of three years. Of the $500,000 of proceeds received from the issuance, $135,300 was recorded to additional paid-in capital to recognize the issuance of the Warrants and as a discount to the face amount of the Notes of $500,000. The discount will be amortized to interest expense through the date of maturity, June 26, 2008. The convertible feature contained in the Notes was not a beneficial conversion feature in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and thus no portion of the proceeds was allocated to the conversion feature of the Notes.

On July 30, 2007, the Company entered into an Amendment to Promissory Notes (which was effective as of June 29, 2007), by and between the Company and each of SREG, Standard Renewable Energy, LP ("SRE, LP"), a wholly owned subsidiary of SREG, and CVCC. The amendment extended the maturity of promissory notes with an aggregate principal balance of $960,000, $125,000, and $765,000 with SREG, SRE, LP, and CVCC, respectively, until December 31, 2007. In consideration for the extension, the Company agreed to a change in the adjusted interest rate payable under each note from the Prime Rate plus three percent to the Prime Rate plus four percent. As amended, the promissory notes will maintain a fixed interest rate of 11.25% through the date of the interest rate change date that is specific to each note, at which point the rate will increase to the amended rate of the prime rate plus four percent.

On July 30, 2007, the Company entered into a Second Amendment to Subscription Agreement (which was effective as of June 29, 2007), by and between the Company and each of SREG, SRE, LP and CVCC (the "Amended Subscription Agreements"). The original agreements dated April 5, 2007 and the first amendment to the original agreements dated April 24, 2007, entered into by and between SREG, SRE, LP, and CVCC allowed the exchange of the Company's outstanding promissory notes aggregating $1,850,000 on April 24, 2007, plus accrued and unpaid interest through the date of conversion for shares of the Company's common stock. Under the Amended Subscription Agreements, the Company and the holder of the notes agreed that on the first business day following the date on which the Company first has outstanding 14,485,491 shares of common stock, the Company will issue to the holder of the notes a number of shares of common stock determined by multiplying 2 times the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the notes as of the close of business on the day before such issuance divided by (y) the lesser of (i) $1.00 or (ii) the average closing sale price for the Company's common stock as quoted on the Over the Counter Bulletin Board for the ten trading days immediately preceding the date the Company has outstanding 14,485,491 shares of common stock outstanding. The Amended Subscription Agreements expire December 31, 2007.

On August 20, 2007, the Company incurred indebtedness of $250,000 and $375,000, pursuant to the terms of two promissory notes. The Company borrowed $375,000 from SREG and $250,000 from CVCC. Both promissory notes bear interest at a rate of 12.25% until February 14, 2008, at which time the rate will become the prime rate plus 4%. Both notes mature on May 16, 2008, and may be prepaid by the Company at any time without penalty.

11

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 5 - Stock-Based Compensation

The Company has granted options to purchase common stock to employees, consultants and outside directors under the Trulite, Inc. Stock Option Plan, as amended and restated (the "Plan"). A total of 5,000,000 shares are reserved for issuance and, as of September 30, 2007, 1,551,421 shares remained available for grant under the Plan.

For the three and nine month period ended September 30, 2007, total stock-based compensation expense recognized was $90,554 and $158,593, respectively. Stock-based compensation expense related to the three and nine month period ended September 30, 2006 was $45,372 and $477,159, respectively. The total unrecognized compensation cost at September 30, 2007, relating to non-vested share-based compensation arrangements granted under the Plan, was $902,125. That cost is expected to be recognized through the third quarter of 2011, with a weighted average period of 3.3 years.

During the nine month period ended September 30, 2007, the Company granted options to purchase 1,125,916 shares of common stock under the plan. With respect to 375,916 of these options, the exercise price is $1.00 per common share. With respect to 750,000 of these options the exercise price is $.75 per common share. The exercise price was determined based on management's estimate of fair value on the date of grant. The options vest over a weighted average period of 3.8 years and have a contractual life of seven years. The fair value of these options was based upon the weighted average assumptions noted below:

Risk free rate	4.76%
Expected life (in years)	4.7
Expected volatility	64%
Expected dividends	-
Fair value	$0.47

 The Company estimates the fair value of stock options under SFAS No. 123R at the date of grant using a Black-Scholes-Merton valuation model. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected term (estimated period of time outstanding) of option grants is based on the "simplified" method of estimating expected term for "plain vanilla" options allowed by SEC Staff Accounting Bulletin No. 107, and varies based on the vesting period and contractual term of the option. Expected volatility has historically been based on an evaluation of similar companies' trading activity. The Company has not issued any cash dividends on its common stock.

The following summary presents information regarding outstanding options as of September 30, 2007, and the changes during the nine months then ended:
Option Activity

	Shares	Weighted Average	Weighted Average	Aggregate
	Under	Exercise Price	Remaining	Intrinsic
	Options	Per Share	Contractual Term	Value

Outstanding at January 1, 2007	2,447,060	$0.94
Granted	1,125,916	0.83
Exercised	(50,000)	1.00
Forfeited/Cancelled	(22,300)	0.99
Outstanding at September 30, 2007	3,500,676	0.90	5.1 years	$-
Vested or expected to vest at September 30, 2007	3,295,734	0.90		-
Exercisable at September 30, 2007	1,451,251	$0.90	3.5 years	$-

12

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 6 - Stockholders' Equity

On February 22, 2007, the Company's Board of Directors agreed to extend the term of warrants, until April 13, 2008, that were issued April 2006 in connection with the issuance of common stock for cash consideration of $1.00 per share. These warrants entitled the holders to purchase an additional 1,000,000 shares of common stock of the Company at an exercise price of $1.50 per common share that were originally set to expire on April 13, 2007. A difference of $104,881 in the fair value of these warrants after modification, when compared to their fair value immediately prior to the modification, was recorded as a deemed dividend in the first quarter of 2007.

On May 4, 2007, the Company amended its certificate of incorporation to increase the authorized capital stock of the Company from 21,500,000 shares to 51,500,000 shares of capital stock, consisting of 50,000,000 shares of common stock and 1,500,000 shares of preferred stock.

A consultant provided services to the Company in connection with the consummation of the transactions contemplated by the Purchase Agreement, including providing advice regarding the terms of the Notes and Warrants and identifying potential investors. The Company agreed to issue 100,000 shares of common stock, as compensation for such services, and recognized $75,000 as a component of general and administrative expenses, the estimated fair value of the shares issued.

NOTE 7 - Income taxes

Since inception, the Company has incurred net operating losses and, accordingly, no provision for current income taxes has been recorded in these financial statements. In addition, no benefit for income taxes has been recorded in respect of the net deferred tax assets as management believes it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, the Company has provided for a full valuation allowance against its net deferred tax assets at September 30, 2007 and December 31, 2006.

In June 2006, the FASB issued FASB Interpretation No.48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes-an interpretation of SFAS No.109". The interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The Company adopted the provisions of FIN 48 on January 1, 2007. After application of the provisions of FIN 48, it was not necessary for the Company to recognize any liability for unrecognized tax benefits or adjustment to the balance of retained earnings as of January 1, 2007. The Company's policy is to classify interest and penalties related to unrecognized tax benefits in income tax expense. As of January 1, 2007, the Company had no accrued interest and penalties related to unrecognized tax benefits. As of January 1, 2007, after the implementation of FIN 48, the Company had no unrecognized tax benefits. Therefore, there is no amount, if recognized, that would affect the effective tax rate.

The Company files an income tax return in the U.S. federal jurisdiction. For federal tax purposes, the Company's 2004 through 2006 tax years remain open for examination by the tax authorities under the normal three year statute of limitations. The adoption of FIN 48 on January 1, 2007 did not have a material effect on the Company's results of operations or financial condition.

13

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 8 - Research and Development Costs

Expenditures for research activities relating to product development and improvement are charged to expense as incurred. For the three and nine month period ended September 30, 2007, research and development costs were $507,537 and $1,444,533, respectively. For the three and nine month period ended September 30, 2006, research and development costs were $332,032 and $778,719, respectively.

NOTE 9 - Commitments and Contingencies

Leases

Rent expense for the three and nine month period ended September 30, 2007, was $8,867 and $23,501, respectively. Rent expense for the three and nine month period ended September 30, 2006 was $12,027 and $24,781, respectively. Rent expense is included in general and administrative expenses in the accompanying statements of operations.

Other

The Company had an employment agreement with its President that expires July 31, 2008, under which the committed obligation is $110,000 at September 30, 2007.

NOTE 10 - Related Party Transactions

Due to affiliates

As of September 30, 2007, amounts due to affiliates consisted of accrued interest of $23,238, $11,087, and $77,577 to SREG, SRE, LP, and CVCC, respectively, $179,820 due to SREG for management and administrative services, and $135,533 owed to other related parties for working capital needs. Due to affiliates consisted of $62,363 due to SREG for general and administrative expenses as of December 31, 2006.

During the three and nine month period ended September 30, 2007, SREG billed the Company $137,045 and $392,846 for management and administrative services. During the three and nine month period ended September 30, 2006, SREG billed the Company $12,565 for management and administrative services.

14

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 10 - Related Party Transactions (Continued)

Notes payable to affiliates

Notes payable to affiliates totaled $3,075,000 as of September 30, 2007 and consisted of the following:
Affilliate	Note Date	Maturity Date	Principal

SREG	August 20, 2007	May 16, 2008	$375,000

SREG	May 31, 2007	February 19, 2008	360,000

SREG	February 6, 2007	December 31, 2007	360,000

SREG	November 28, 2006	December 31, 2007	100,000

SREG	October 26, 2006	December 31, 2007	250,000

SREG	September 21, 2006	December 31, 2007	250,000

Total due SREG			$1,695,000

SRE, LP	August 9, 2006	December 31, 2007	125,000

Total due SRE, LP			$125,000

CVCC	August 20, 2007	May 16, 2008	250,000

CVCC	May 30, 2007	February 19, 2008	240,000

CVCC	February 6, 2007	December 31, 2007	240,000

CVCC	November 22, 2006	December 31, 2007	400,000

CVCC	August 9, 2006	December 31, 2007	125,000

Total due CVCC			$1,255,000

Total notes payable to affiliates			$3,075,000

As described in Note 4, SREG, SRE, LP and CVCC have entered into subscription agreements for $960,000, $125,000, and $765,000, respectively, of notes payable, which will allow for the conversion of those notes to common stock of the Company.

Interest

For the three and nine month period ended September 30, 2007, the Company incurred interest expense of $83,589 and $187,367, respectively, related to outstanding promissory notes with SREG, SRE, LP, and CVCC. For the three and nine month period ended September 30, 2006, the Company incurred interest expense of $4,894 related to outstanding promissory notes with SREG, SRE, LP and CVCC.

15

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 11 - Net Loss Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Numerator:
Net loss	$(1,142,281)	$(730,220)	$(3,377,747)	$(2,629,183)

Increases to Net Loss:

Preferred stock dividends	-	-	-	(39,275)

Deemed dividend on conversion of preferred stock to common stock	-	-	-	(1,586,150)

Deemed dividend on warrant extension	-	-	(104,881)	-

Net loss attributable to common stockholders	$(1,142,281)	$(730,220)	$(3,482,628)	$(4,254,608)

Denominator
Basic earnings per share - weighted average common shares outstanding	11,897,004	11,785,491	11,824,935	8,247,825

Weighted-average dilutive effect of stock-based awards and common stock issuable upon conversion of preferred stock, net of assumed repurchase of treasury stock	-	-	-	-

Fully-diluted earnings per share - weighted average common shares outstanding	11,897,004	11,785,491	11,824,935	8,247,825

Net loss per common share
Basic and diluted	$(0.10)	$(0.06)	$(0.28)	$(0.32)
Preferred and deemed dividends	-	-	(0.01)	(0.20)
Attributable to common stockholders	$(0.10)	$(0.06)	$(0.29)	$(0.52)

Basic and diluted net loss per share for the three and nine month period ended September 30, 2007 and 2006 are the same since the effect of all common stock equivalents are anti-dilutive to the Company's net loss in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share.

The following weighted average securities are not included in the computation of diluted loss per share as their effect would have been anti-dilutive:

Anti-dilutive securities

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Common stock options	3,247,415	2,134,388	2,734,425	1,430,351
Common stock warrants	2,066,666	1,400,000	1,636,874	846,886
8% cumulative convertible series A preferred stock	-	-	-	650,097
Convertible debt (if-converted)	4,564,303	-	3,778,632	-

16

Trulite, Inc. (a Development Stage Company)
Notes to Financial Statements
As of and for the Period from Inception (July 15, 2004) Through September 30, 2007

NOTE 12 - Subsequent Events

On November7, 2007, the Company pursuant to the terms of a Note and Warrant Purchase Agreement dated November 7, 2007 (the "Purchase Agreement"), sold a total of seventeen units (the "Units"), each Unit comprising (i) a 15% interest bearing unsecured promissory note in the principal amount of $25,000, with a maturity date of April 30, 2008 (the "Notes"), and (ii) a one year common stock warrant to purchase 25,000 shares of the Company's Common Stock at an exercise price of $0.50 per share (the "Warrants"). The price of each unit was $25,000. The Company sold a total of $425,000 in principal amount of Notes and Warrants to purchase a total of 425,000 shares of Common Stock for total proceeds of $425,000.

17

Item 2.  Management's Discussion and Analysis and Plan of Operation

The following Management's Discussion and Analysis and Plan of Operation highlights the principal factors that have affected the Company's financial condition and results of operations as well as the Company's liquidity and capital resources for the periods described and should be read in conjunction with our unaudited financial statements for the three and nine months ended September 30, 2007, with their explanatory notes included as part of this Form 10-QSB, and our Management's Discussion and Analysis and Plan of Operation for the twelve months ended December 31, 2006 included in our Form 10-KSB.

Overview and Plan of Operation

Trulite is engaged in the development, production, sourcing, marketing and selling of portable, semi-portable and stationary products, components and systems that can generate power for use in off-grid applications requiring power up to one kilowatt. These products, components and systems include hydrogen fuel cells, photovoltaic solar panels, wind micro-turbines, batteries, charge controllers and inverters. Solar panels and on-site wind micro-turbines provide intermittent power that frequently must be stored to meet requirements when the panels are not producing. The Trulite fuel cells can provide power when the solar panels or wind turbines are not operating for extended and consistent power availability.

The Company recently announced the development of its new KH4 product. This hydrogen fuel cell generator can produce 150 watts of continuous power and up to 200 watts of peak power. The integrated advanced technology lithium ion battery can provide immediate power if the fuel cell is being used as a back-up for grid power. The system can manage the integration of power from solar panels and on-site wind micro-turbines together with power from the fuel cell to optimize the power available to meet the needs of the application. The KH4 uses dry sodium borohydride as the hydrogen source. The two 400 watt-hour fuel cartridges that are standard with the KH4 can provide over seven hours of run time with the unit operating at 60% of capacity. In the proper storage conditions, the fuel cartridges can be stored indefinitely before use. The Company has two patents that have issued and several patents pending for the technology involved in the KH4 and other products.

Trulite has recently expanded its product offering to include smaller photovoltaic solar power systems and small on-site wind micro-turbines power systems. These products will be offered in the marketplace prior to the new KH4 product being available in production quantities but will be able to work in conjunction with the KH4.

Trulite believes that its off-grid products have application in several markets where electrical power is needed. The products can be used to recharge batteries such as those used in power tools on construction sites. Power can be provided in emergency situations where grid power is not available in the home or small business to recharge batteries, to power lights and small refrigerators and to power or recharge electronics. Power can also be provided for remote monitoring and electronics for security, industrial, telecommunications, and other applications. The products can also be used for recreational activities where grid power is not readily available such as camping, boating, fishing and hunting. Off-grid power is also useful for remote displays and for traffic control applications. The Trulite products can also be used to recharge uninterruptible power supply ("UPS") battery back-up systems for computers where extended run times may be needed. Portable back-up power for batteries in cars, trucks, boats and RV's also provides market opportunities.

Trulite is beginning to present its products to potential customers in several markets using the working prototypes of the KH4 product. Trulite plans to make about 30 units of the beta version of the KH4 integrated hydrogen fuel cell product by the end of the fourth quarter of 2007. Trulite plans to sell several of these beta units to interested customers for testing in their applications and we also plan to test several units internally. One of the beta units has been sold to a governmental agency and other customers have signed agreements to purchase several additional units.

18

The Company is a development stage company and, as such, has not had any meaningful revenues and has accumulated a deficit since its inception on July 15, 2004. From July 15, 2004 through December 31, 2004, the Company had $1,750 in sales. For the years ended December 31, 2005 and 2006, the Company had revenue of $16,667 and $8,333, respectively. For the nine months ended September 30, 2007, the Company had no sales. We estimate that we will begin to have commercially viable products resulting from the ongoing research and development and product development by the third quarter 2008. Research and development expenditures will be made to further enhance the performance of the hydrogen fuel sources, to develop the electronics that control the process to generate electricity, to improve the performance of the fuel cells and other components, to increase the electrical output of the products and to test the performance and reliability of the products. Since our inception, we have spent $3,811,673 in research and development, including $1,444,533 in the nine month period ended September 30, 2007, and anticipate that we will spend at least $2.0 million for research and development during the next twelve months. We also anticipate spending approximately $5.2 million for general and administrative costs and capital expenditures through the third quarter of 2008.

We will have ongoing research and development expenditures for the foreseeable future as products are developed for new applications and markets. The timing, amount and success of the research and development and manufacturing estimates are dependent on a number of factors that are difficult to project, including but not limited to the availability of qualified people, the success of the technologies under development, the cost to implement technologies, the cost of the product, the requirements of the marketplace, regulatory requirements, the availability of funds, and other factors.

We do not currently have sufficient capital to fully execute our business plan and we anticipate the need to raise additional capital to develop, promote, and distribute our product. Historically, our activities have been funded through a combination of common and preferred stock issuances and loans from existing investors and third parties. Additional funding may be raised through public or private, equity or debt financings. Additional funding may not be available under favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds on terms not as favorable as we would hope.

19

Results of Operations

The following table summarizes our results of operations for the three and nine month period ended September 30, 2007 and 2006:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Sales	$-	$-	$-	$8,333

Cost of sales	-	-	-	5,912

GROSS PROFIT	-	-	-	2,421

Operating expenses:

Research and development	507,537	332,032	1,444,533	778,719
Depreciation	6,960	5,131	18,990	10,572
General and administrative	495,963	389,002	1,678,349	1,841,405

TOTAL OPERATING EXPENSES	1,010,460	726,165	3,141,872	2,630,696

LOSS FROM OPERATIONS	(1,010,460)	(726,165)	(3,141,872)	(2,628,275)

Other income (expense):
Interest expense	(132,507)	(4,854)	(238,384)	(4,913)
Interest income	686	799	2,509	4,005

TOTAL OTHER INCOME (EXPENSE)	(131,821)	(4,055)	(235,875)	(908)

LOSS BEFORE INCOME TAXES	(1,142,281)	(730,220)	(3,377,747)	(2,629,183)

Income taxes	-	-	-	-

NET LOSS	$(1,142,281)	$(730,220)	$(3,377,747)	$(2,629,183)

Revenues

For the three and nine month period ended September 30, 2007 there was no revenues. The Company had no revenues for the three months ended September 30, 2006. The Company had $8,333 in revenues during the nine months ended September 30, 2006.

Gross profit

For the three and nine month period ended September 30, 2007 there was no gross profit or loss. The Company had no gross profit for the three months ended September 30, 2006. The Company had $2,421 in gross profit during the nine months ended September 30, 2006.

20

Operating expenses

For the three month period ended September 30, 2007, as compared to the three month period ended September 30, 2006, operating expenses increased by $284,295. Research and development increased during this period by $175,505 and general and administrative expenses increased by $106,961. The increase in research and development during the three month period ended September 30, 2007 was due to a scale up of research and development of the KH 4 150-watt power system. The increase in general and administrative expense during the three month period ended September 30, 2007 was the result of an increase of $117,682 in management and administrative services provided by SREG, an increase of $119,760 in stock compensation and employee salaries, an increase in sales and marketing activities of $34,590, and a decrease in audit, accounting, and consulting fees of $165,071.

Operating expenses were $3,141,872 and $2,630,696 for the nine month period ended September 30, 2007 and 2006, respectively. Research and development expenses increased to $1,444,533 for the nine month period ended September 30, 2007, as compared to $778,719 for the corresponding prior year period. The increase in research and development during the nine month period ended September 30, 2007 was due to a scale up of research and development of the KH-4 150-watt power system. General and administrative costs decreased $163,056 to $1,678,349 for the nine month period ended September 30, 2007, as compared to $1,841,405 for the corresponding prior year period. The decrease was the result of a decrease in stock compensation expense of $318,566 and a decrease in consulting and other professional fees of $401,051, both partially offset by an increase of $311,957 in management and administrative services provided by SREG, an increase in insurance, employee salaries, and other administrative expenses of 114,923, and an increase in sales and marketing activities of 129,681.

Depreciation expense increased $1,829 and $8,418 for the three and nine month period ended September 30, 2007, compared to the corresponding prior year period. This increase was due to additions of equipment purchased for research and development.

Loss from Operations

Operating losses were $1,010,460 and $3,141,872 for the three and nine month period ended September 30, 2007, respectively, as compared to operating losses of $726,165 and $2,628,275 for the three and nine month period ended September 30, 2006, respectively, due to the changes in operating expenses as noted above.

Other Income (Expense)

Other income (expense) for the three and nine month period ended September 30, 2007, totaled a net expense of $131,821 and $235,875, respectively, and a net expense of $4,055 and $908 for the three and nine month period ended September 30, 2006, respectively, due to interest expense on outstanding borrowings.

Net Loss

Net loss for the three and nine month period ended September 30, 2007, was $1,142,281 and $3,377,747, respectively, as compared to $730,220 and $2,629,183, respectively, for the three and nine month period ended September 30, 2006. The change in net loss was primarily due to increased operating expenses as noted above.

21

Cash position and sources and uses of cash

Our cash position at September 30, 2007 was $26,169 as compared to $275,957 at December 31, 2006.

Our operating activities for the nine month period ended September 30, 2007 used cash in the amount of $2,283,916, as compared to $1,601,599 used in the nine month period ended September 30, 2006. Cash used in operating activities for the nine month period ended September 30, 2007 and 2006 reflected a net loss of $3,377,747 and $2,629,183, respectively. Non-cash charges were greater by $690,721 for the nine month period ended September 30, 2006 primarily due to common stock options and warrants that were issued during this period for compensation and consulting services.

The Company used $51,460 and $13,527 in investing activities for the purchase of property and equipment for the nine month period ended September 30, 2007 and 2006, respectively.

The Company had cash inflows from financing activities of $2,085,588 for the nine month period ended September 30, 2007, compared with $1,500,000 during the nine month period ended September 30, 2006. For the nine month period ended September 30, 2007, the Company's financing was primarily through a combination of convertible debt, short term promissory notes, and warrants, whereas during the same period in 2006, the Company's financing was through issuance of common stock and warrants and short term promissory notes, which have subsequently been amended to extend the maturity date.

On February 6, 2007, the Company incurred indebtedness of $600,000 pursuant to the terms of two promissory notes, which were amended June 29, 2007 (See below). The Company borrowed $360,000 and $240,000 from SREG and CVCC, respectively. Both promissory notes bore interest at a rate of 11.25% until August 6, 2007, at which time the rate became 12.25 (as amended). Both notes mature on December 31, 2007 (as amended), and may be prepaid by the Company at any time without penalty.

On May 30 and May 31, 2007, the Company incurred indebtedness of $240,000 and $360,000, respectively, pursuant to the terms of two promissory notes. The Company borrowed $360,000 from SREG. The Company borrowed $240,000 from CVCC. Both promissory notes bore interest at a rate of 11.25% until October 22, 2007, at which time the rate became prime rate plus 3%. As of October 22, 2007, the prime rate plus 3% was 11.25%. Both notes mature on February 19, 2008, and may be prepaid by the Company at any time without penalty.

On June 26, 2007, the Company pursuant to the terms of a Note and Warrant Purchase Agreement dated June 26, 2007 (the "Purchase Agreement"), sold a total of 6.66 units ("Units"), each Unit comprising (i) a convertible promissory note (a "Note"), in the original principal amount of $75,000, and (ii) a warrant (a "Warrant"), to purchase 100,000 shares of the Company's common stock, $0.0001 par value ("Common Stock") at a price of $1.00 per share. The Company sold a total of $500,000 in principal amount of Notes and Warrants to purchase a total of 666,666 shares of Common Stock for total proceeds of $500,000. Each Note bears interest at a rate of 15% per annum. Principal and accrued but unpaid interest on each Note are payable in full on June 26, 2008. Amounts outstanding under each Note may be prepaid without penalty. The unpaid principal balance due under each Note, together with any accrued but unpaid interest, may be converted into unregistered shares of Common Stock at a conversion price of $0.75 per share. Each Warrant is exercisable until June 26, 2010, at an exercise price of $1.00 per share and has a cashless exercise feature.

22

On July 30, 2007, the Company entered into an Amendment to Promissory Notes (which was effective as of June 29, 2007), by and between the Company and each of SREG, SRE, LP, and CVCC. The amendment extended the maturity of promissory notes with an aggregate principal balance of $960,000, $125,000, and $765,000 with SREG, SRE, LP, and CVCC, respectively, until December 31, 2007. In consideration for the extension, the Company agreed to a change in the adjusted interest rate payable under each note from the Prime Rate plus three percent to the Prime Rate plus four percent. As amended, the promissory notes will maintain a fixed interest rate of 11.25% through the date of the interest rate change date that is specific to each note, at which point the rate will increase to the amended rate of the prime rate plus four percent.

On July 30, 2007, the Company entered into a Second Amendment to Subscription Agreement (which was effective as of June 29, 2007), by and between the Company and each of SREG, SRE, LP and CVCC (the "Amended Subscription Agreements"). The original agreements dated April 5, 2007, and the first amendment to the original agreements dated April 24, 2007, entered into by and between SREG, SRE, LP, and CVCC allowed the exchange of all of the Company's outstanding promissory notes aggregating $1,850,000, plus accrued and unpaid interest through the date of conversion for shares of the Company's common stock. The Amended Subscription Agreements allow for the conversion of $1,850,000 of outstanding promissory notes plus accrued and unpaid interest through the date of conversion. Under the Amended Subscription Agreements, the Company and the holder of the notes agreed that on the first business day following the date on which the Company first has outstanding 14,485,491 shares of common stock, the Company will issue to the holder of the notes a number of shares of common stock determined by multiplying 2 times the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the notes as of the close of business on the day before such issuance divided by (y) the lesser of (i) $1.00 or (ii) the average closing sale price for the Company's common stock as quoted on the Over the Counter Bulletin Board for the ten trading days immediately preceding the date the Company has outstanding 14,485,491 shares of common stock outstanding. The Amended Subscription Agreements expire December 31, 2007.

On August 20, 2007, the Company incurred indebtedness of $250,000 and $375,000, pursuant to the terms of two promissory notes. The Company borrowed $375,000 from SREG and $250,000 from CVCC. Both promissory notes bear interest at a rate of 12.25% until February 14, 2008, at which time the rate will become the prime rate plus 4%. Both notes mature on May 16, 2008, and may be prepaid by the Company at any time without penalty.

On November7, 2007, the Company pursuant to the terms of a Note and Warrant Purchase Agreement dated November 7, 2007 (the "Purchase Agreement"), sold a total of seventeen units (the "Units"), each Unit comprising (i) a 15% interest bearing unsecured promissory note in the principal amount of $25,000, with a maturity date of April 30, 2008 (the "Notes"), and (ii) a one year common stock warrant to purchase 25,000 shares of the Company's Common Stock at an exercise price of $0.50 per share (the "Warrants"). The price of each unit was $25,000. The Company sold a total of $425,000 in principal amount of Notes and Warrants to purchase a total of 425,000 shares of Common Stock for total proceeds of $425,000.

Capital Resources Going Forward

Our intended plan of operations for the next twelve months, is to manufacture, sell and distribute limited quantities of our KH 3X and KH 4 product, as well smaller photovoltaic solar power systems and small on-site wind micro-turbines power systems. In the past, the Company primarily used funds derived from the private placement of its securities to fund its operations.

Cash on hand as of September 30, 2007, and cash generated by operations in conjunction with our working capital, will not be sufficient to continue our business for the next twelve months. We continually review our overall capital and funding needs, taking into account current business needs, as well as the Company's future goals and requirements. Based on our business strategy, we believe we will need to increase our available capital through the sale of additional securities.

23

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as our cash on hand and working capital resources are depleted, we intend to raise additional capital through the sale of additional equity securities, public or private sale of debt or equity securities, debt financing or short term loans, or a combination of these options. We currently do not have a binding commitment for, or readily available sources of, additional financing. We cannot give any assurance that we will be able to secure the additional cash or working capital that we may require to continue our operations under such circumstances or that it will be on terms that would not hinder our ability to execute our business strategy.

Our anticipated costs are estimates based upon our current business plan. Our actual costs could vary materially from these estimates. Further, we could change our current business plans, which may also result in a change in our anticipated costs.

Off Balance Sheet Arrangements

There are no guarantees, commitments, lease and debt agreements or other agreements that would trigger adverse changes in our credit rating, earnings, or cash flows, including requirements to perform under stand by agreements.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.

Impairment of Long Lived Assets

On an ongoing basis, we evaluate our estimates and impairment of long lived assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates, including those for the above described items.

The Company reviews the recoverability of its long-lived assets, such as property and equipment, when events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on the Company's ability to recover the carrying value of the asset or asset group from the expected future pre-tax cash flows (undiscounted) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.

Revenue Recognition

Although at this stage in our development we have had no significant revenues we consider revenue recognition a critical accounting policy as it affects the timing of earnings recognition. We recognize revenues on delivery and to date our operations have not involved any uncertainty of accounting treatment, subjective judgment or estimates over revenue recognition.

24

Item 3.  Controls and Procedures

Evaluation of disclosure controls and procedures.

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules, regulations and related forms, and that such information is accumulated and communicated to our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Within the 90 days prior to the filing date of this quarterly report, we carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective.

Changes in internal controls.

There have been no significant changes in our internal controls or in other factors that could significantly affect these controls and procedures subsequent to the date we completed our evaluation. Therefore, no corrective actions were taken.

25

PART II — OTHER INFORMATION

Item 1. Legal Proceedings. None.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

In June 2007, the Company issued 100,000 shares of Common Stock to Jelco, Inc., pursuant to its consulting agreement. There were no proceeds received from this transaction.

On September 10, 2007, Jonathan H. Godshall, the Company's Chief Executive Officer, exercised 50,000 options to purchase 50,000 shares of Common Stock for $1 per share. The proceeds of $50,000 received from the exercise was used for general operating expenses.

Item 3. Defaults Upon Senior Securities. None.

Item 4. Submission of Matters to a Vote of Security Holders. None.

Item 5. Other Information. None.

Item 6. Exhibits.

(a) Exhibits required by Item 601 of Regulation S-B.

10.81(1)	Promissory Note, dated August 20, 2007, made by Trulite, Inc., in favor of Contango Venture Capital Corporation.

10.82(1)	Promissory Note, dated August 20, 2007, made by Trulite, Inc., in favor of Standard Renewable Energy Group, LLC.

10.83(3)	Form of Promissory Note

10.84(3)	Form of Warrant

10.85(3)	Note and Warrant Purchase Agreement dated November 7, 2007

99.1(2)	Company Fact Sheet, dated September 2007

31.1
Certification of the Company's Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to the registrant's Quarterly Report on Form 10-QSB for  the quarter ended September 30, 2007.

31.2
Certification of the Company's Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007.

32.1	Certification of the Company's Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of the Company's Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Previously filed as an exhibit to the Company's Form 8-K dated August 20, 2007, and incorporated herein by reference
(2)	Previously filed as an exhibit to the Company's Form 8-K dated September 27, 2007, and incorporated herein by reference
(3)	Previously filed as an exhibit to the Company's Form 8-K dated November 7, 2007, and incorporated herein by reference

26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused the Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2007	Trulite, Inc.

	By:	/s/ Jonathan Godshall
Jonathan Godshall
President (Principal Executive Officer)

	By:	/s/ G. Wade Stubblefield
G. Wade Stubblefield
Chief Financial Officer (Principal
Financial and Accounting Officer)

27

Exhibit 31.1

Certification of Principal Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
and Securities and Exchange Commission Release 34-46427

I, Jonathan Godshall, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Trulite, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this quarterly report;

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in small business issuer's internal control over financial reporting the occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting;

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: November 13, 2007	/s/ Jonathan Godshall
Jonathan Godshall Principal Executive Officer

1

Exhibit 31.2

Certification of Principal Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
and Securities and Exchange Commission Release 34-46427

I, G. Wade Stubblefield, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Trulite, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer, as of, and for, the periods presented in this quarterly report;

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in small business issuer's internal control over financial reporting the occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting;

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: November 13, 2007	/s/ G. Wade Stubblefield
G. Wade Stubblefield Principal Financial and Accounting Officer

1

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Trulite, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan Godshall, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan Godshall
Jonathan Godshall
Principal Executive Officer
November 13, 2007

1

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Trulite, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, G. Wade Stubblefield, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ G. Wade Stubblefield
G. Wade Stubblefield
Principal Financial and Accounting Officer
November 13, 2007

1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 20, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

(713) 888-0660

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 20, 2007, Trulite, Inc. (the "Company") incurred indebtedness of $250,000 pursuant to the terms of a $250,000 promissory note. Under the terms of the promissory note, the Company borrowed $250,000 from Contango Venture Capital Corporation, the owner of approximately 17% of the Company's outstanding common stock. The note bears interest at a rate of 12.25% through February 14, 2008, at which time the rate will become the prime rate plus 4%. The note matures on May 16, 2008, and may be prepaid by the Company at any time without penalty.

On August 20, 2007, the Company incurred indebtedness of $375,000 pursuant to the terms of a $375,000 promissory note. Under the terms of the promissory note, the Company borrowed $375,000 from Standard Renewable Energy Group, LLC. The note bears interest at a rate of 12.25% through February 14, 2008, at which time the rate will become the prime rate plus 4%. Standard Renewable Energy Group, LLC, wholly owns NewPoint Energy Solutions, LP, the owner of approximately 45% of the Company's outstanding common stock. The note matures on May 16, 2008, and may be prepaid by the Company at any time without penalty.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, on August 20, 2007, the Company borrowed amounts of $250,000 and $375,000, pursuant to promissory notes. See Item 1.01 for a description of such borrowings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.81	Promissory Note, dated August 20, 2007, made by Trulite, Inc., in favor of Contango Venture Capital Corporation.

10.82	Promissory Note, dated August 20, 2007, made by Trulite, Inc., in favor of Standard Renewable Energy Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: August 24, 2007	By:	/s/ G. Wade Stubblefield
Name: G. Wade Stubblefield
Title: Chief Financial Officer

EX-10.81

EX-10.82

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 27, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

(713) 888-0660
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Attached hereto as exhibit 99.1 is Trulite, Inc.'s two page company executive summary. More information about Trulite and its products can be found on Trulite's website at http://www.trulitetech.com.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits.

(c)   Exhibits.

99.1 Company Fact Sheet, dated September 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC.
(Registrant)

Dated: September 27, 2007	By:	/s/ Jonathan Godshall
	Name:	Jonathan Godshall
	Title:	President and Chief Executive Officer

Trulite, Inc. (TRUL.OB) Executive Summary September 2007

Trulite provides safe, environmentally friendly portable power generators for a wide range of reliable power solutions.

Trulite is engaged in the development, production, sourcing, marketing and selling of portable, semi-portable and stationary products, components and systems that can generate power for use in off-grid applications requiring power up to one kilowatt. These products, components and systems include hydrogen fuel cells, photovoltaic solar panels, wind micro-turbines, batteries, charge controllers and inverters.

Trulite Technologies was organized in 2002 by two entrepreneurs to develop a better hydrogen fuel source to power portable fuel cells. In 2004, Trulite Technologies was acquired by Trulite, Inc. which was funded at the time primarily by Contango Capital Partners, LP. In 2005, the company started to develop an integrated fuel cell product that could use the hydrogen fuel source that was being developed, converting the hydrogen into electricity. By July 2006, the company had developed its first integrated fuel cell, the KH3Xtm, which used dry sodium borohydride as the fuel source. The KH3Xtm product could generate about 30 watts of continuous power. The company then embarked on the development of a more powerful integrated hydrogen fuel cell.

The new KH4tm integrated fuel cell provides 150 watts of continuous power.

In July 2007, the company announced the development of its new KH4tm hydrogen fuel cell product. This hydrogen fuel cell generator can produce 150 watts of continuous power and up to 200 watts of peak power. The integrated advanced technology lithium ion battery can provide immediate power if required. The system can manage the integration of power from solar panels and on-site wind micro-turbines together with power from the fuel cell to optimize the power available to meet the needs of the application. The KH4tm uses dry sodium borohydride as the hydrogen source. The two 400 watt-hour fuel cartridges that are standard with the KH4tm can provide over seven hours of run time with the unit operating at 60% of capacity. In the proper storage conditions, the fuel cartridges can be stored indefinitely before use. The company has two patents and several pending patents for the technology involved in the KH4tm and other fuel cell products. A fuel cell is a device that generates electricity as hydrogen is combined with oxygen and passes through a membrane, which separates the hydrogen into protons and electrons. The water that results from this process is re-circulated in the Trulite KH4tm. While the fuel cell generates direct current, alternating current can also be provided by using an inverter.

trulite
ON
MENU
OFF
trulite
KH4 INTEGRATED FUEL CELL
CIRCUIT
RESET
GFCI
RESET
12 VDC
12V
120 VAC

Trulite currently plans to produce about 25 beta units of the KH4tm that are being sold to customers for field testing. Based on the feedback from those tests, the company may modify the product. Limited production of finished product for shipment into the marketplace is planned for late in the second quarter of 2008. By that time, the company anticipates that manufacturing processes will be established and documented, and that the first level of manufacturing automation will be introduced. By the second quarter of 2009, the KH4tm is expected to be in full production, resulting in further reductions in the cost of this product.

 Trulite plans to offer a line of off-grid power generation products and accessories.

Trulite has recently expanded its product offering to include smaller photovoltaic solar power systems and small on-site wind micro-turbines. Solar panels and on-site wind micro-turbines provide intermittent power that frequently must be stored to meet requirements when the panels are not producing. The Trulite fuel cells can provide power when the solar panels or wind turbines are not operating for extended and consistent power availability.

1
©2007 Trulite, Inc.
All Rights Reserved

We plan to offer these products in the marketplace before the new KH4tm product will be available in production quantities but will be able to work seamlessly with the KH4tm control system.

2

©2007 Trulite, Inc.
All Rights Reserved

Trulite expects that customers will be able to use our new KH4tm and other off-grid products for many applications when grid power is not available or is not convenient.. For example, the Trulite products might be used to recharge batteries such as those used in power tools on construction sites. Power might also be provided in emergency situations where grid power is not available in the home or small business to recharge batteries, to power lights and small refrigerators and to power or recharge electronics. Another application for the products might be to provide power for remote monitoring for security, industrial and other applications. The company envisions the products possibly being used for recreational activities where grid power is not readily available such as camping, boating, fishing and hunting or for commercial applications such as remote displays and traffic control applications. The Trulite products could also be used to recharge UPS battery back-up systems for computers where extended run times may be needed. Portable back-up power for batteries in cars, trucks, boats and RV's could provide additional market opportunities.

 Trulite believes it is well positioned to succeed in the off-grid power market:

o
Trulite's management team has substantial experience in fuel cells, in power generation markets and businesses, in operating and growing businesses, and in key disciplines such as manufacturing and supply chain management.

o	Trulite plans tol provide integrated power generation solutions (fuel cells, solar power, wind micro-turbines) for off-grid markets (which includes back-up power) for requirements up to one kilowatt.
o
Trulite plans to offer hybrid products that can both generate and store power. Trulite incorporates advanced technology batteries into its solutions. This hybrid solution enables Trulite to provide instant-on back-up power, continuous power even with intermittent loads (such as refrigerators), continuous power even with intermittent power generation (such as solar or wind), and capacity for peak loads.

o	By using dry sodium borohydride in the KH4tm Hydrocelltm, Trulite's fuel source is more stable, less costly and able to produce more power per pound.
o	Trulite's robust integration and control technology that is incorporated into its fuel cell products should provide for the direct integration of the solar and wind power sources.
o	Trulite's products are planned for market shipment in the second quarter of 2008.

3

©2007 Trulite, Inc.
All Rights Reserved

________________________________________

This Executive Summary is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. The Executive Summary does not purport to be all inclusive or to contain all of the information that a reader may desire regarding the structure or the affairs of the Company. Trulite's management hopes that this Executive Summary will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Executive Summary does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Executive Summary contains "forward-looking statements," as contemplated by the Private Securities Litigation Reform Act of 1995, in which the company discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "forecast," "project," "should" or "will" or other comparable words or the negative of such words. The accuracy of the Company's assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. Although the Company believes that the assumptions, expectations, beliefs and projections reflected in these forward-looking statements are reasonable based on the information known to the Company today, the Company can give no assurance that the assumptions, expectations, beliefs and projections will prove to be correct. Important factors that might cause future results to differ from these assumptions, expectations, beliefs and projections include, but are not limited to, industry risks, changes in capital spending budgets by customers, fluctuations in energy prices, increases in operating costs, unexpected litigation and insurance expenses, fluctuations in foreign currency valuations compared to the U.S. dollar and other factors described in the Company's most recent Annual Report on Form 10-KSB and other filings filed with the Securities and Exchange Commission. The Company cautions readers that the information contained in this Executive Summary is only current as of September 7, 2007, and the Company undertakes no obligation to update or publicly release any revisions to the forward-looking statements in this Fact Sheet hereafter to reflect the occurrence of any events or circumstances or any changes in its assumptions, expectations, beliefs and projections.

4

©2007 Trulite, Inc.
All Rights Reserved

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 7, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

(713) 888-0660
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 7, 2007, Trulite, Inc. (the "Company") pursuant to the terms of a Note and Warrant Purchase Agreement dated November 7, 2007 (the "Purchase Agreement"), sold a total of 17 units ("Units"), at a price of $25,000 per Unit, with each Unit comprising (i) an unsecured promissory note (a "Note"), in the original principal amount of $25,000, and (ii) a warrant (a "Warrant") to purchase 25,000 shares of the Company's common stock, $0.0001 par value ("Common Stock"), at a price of $.50 per share. The Company sold a total of $425,000 in principal amount of Notes and Warrants to purchase a total of 425,000 shares of Common Stock. Among those purchasing Units pursuant to the Purchase Agreement were the following officers and directors of the Company: Ron Seftick (President); Jonathan Godshall (Chief Executive Officer, Director); Richard Hoesterey (Director); and John White (Director).

Each Note bears interest at a rate of 15% per annum. Principal and accrued but unpaid interest on each Note are payable in full on April 30, 2008. Amounts outstanding under each Note may be prepaid without penalty.

Each Warrant is exercisable until November 7, 2008, at an exercise price of $.50 per share, subject to adjustment as provide in the Warrant and has a cashless exercise feature.

The Warrants provide for full-ratchet anti-dilution protection.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)

As described under Item 1.01 above, on November 7, 2007, the Company issued $425,000 in principal amount of Notes. See Item 1.01 for a description of such Notes.

Item 3.02. Unregistered Sales of Equity Securities.

As described under Item 1.01 above, on November 7, 2007, the Company sold 17 Units. See Item 1.01 for a description of the Units, and the Notes and Warrants composing the Units.

The sale of the Units was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.83	Form of Promissory Note

10.84	Form of Warrant

10.85	Note and Warrant Purchase Agreement dated November 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)
Dated: November 13, 2007	By:
Name:
Title:

EXHIBIT 10.83

FORM OF PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

PROMISSORY NOTE

$                             [In $25,000 Units]November 7, 2007

FOR VALUE RECEIVED, the undersigned, Trulite, Inc., a Delaware corporation ("Debtor"), for good and valuable consideration, promises to pay to the order of _____________, _____________________ ("Lender"), at _______________________, or at such other place as Lender may designate, the principal sum of ___________________ and No/100 Dollars ($        ), in lawful currency of the United States of America, together with interest accrued thereon (the "Note").

1. Payment. Subject to the provisions of Section 3 hereof, all accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable on April 30, 2008 (the "Maturity Date"), when the outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full.

2. Interest Rate. The principal balance of this Note from time to time remaining unpaid prior to maturity shall bear interest at the rate of fifteen percent (15.0%) per annum.

3. Optional Prepayment. Debtor may at its sole option prepay all or any part of the principal of this Note, together will all accrued but unpaid interest thereon, before the Maturity Date without penalty or premium.

4. Events of Default and Remedies. At the option of Lender the entire principal balance of this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events of default ("Events of Default"):

(a) failure of Debtor to make any payment of interest or principal when due hereunder; or

(b) Debtor shall (i) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (ii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Lender granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within sixty (60) days of the filing of same). As used herein, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

In the event any one or more of the Events of Default specified above shall have happened, the holder of this Note may (y) enforce its rights, if any, under this Note and (z) proceed to protect and enforce its rights either by suit in equity and by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal and equitable right of the holder of this Note.

5. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

6. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Debtor, if delivered in person or by facsimile transmission, or (ii) if mailed, on the earlier of the date actually received or (whether received or not) three (3) Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Debtor, is deposited in the United States mail. Debtor's mailing address for purposes of this Section 6 is 1401 McKinney Street, Suite 900 Houston, Texas 77010, or such other address as Debtor shall advise the holder hereof by certified or registered letter by this same procedure. "Business Day" means every day which is not a Saturday, Sunday or legal holiday.

7. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

8. Usury Savings Clause. Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Lender shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Lender shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law. If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event Lender ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Debtor. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Debtor and Lender shall, to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

9. Modification. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of Debtor and Lender expressly referring to this Note and setting forth the provision so excluded, modified, or amended.

10. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

11. Collection Costs. Debtor agrees to pay the fees and expenses, including fees and expenses of an attorney, of Lender in connection with any action for collection, payment or compromise of this note.

12. Counterparts. This Note may be executed in one or more counterparts, all of which shall constitute one and the same agreement. Signature pages to any counterpart may be detached, executed and attached to a single counterpart with the same force and effect as if all parties had executed a single signature page hereof.

[Signature Page Follows]

EXECUTED to be effective as of the day and year first above written.

DEBTOR:

Trulite, Inc.
(a Delaware corporation)

By:	/s/ G. Wade Stubblefield
Title: Chief Financial Officer

EXHIBIT 10.84

FORM OF WARRANT

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Date of Issuance	Void after
November 7, 2007	November 7, 2008

TRULITE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to _____________, a ___________, or its assigns (the "Holder") by Trulite, Inc., a Delaware corporation (the "Company").

1. Purchase of Shares.

(a) Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to ___________ [in 25,000 share units] fully paid and nonassessable shares of the Company's common stock, par value $0.0001 per share (the "Common Stock").

(b) Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be Fifty Cents ($0.50) per share (the "Exercise Price").

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. CDT on November 7, 2008 (the "Exercise Period"); provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of any "Termination Event" defined as (a) the closing of the sale, transfer or other disposition of all or substantially all of the Company's assets, (b) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of Company' Common Stock immediately prior to such merger or consolidation continue to hold at least 50% of the equity interest of the Company or the surviving or acquiring entity), (c) the closing of the transfer by a shareholder or group of shareholders (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company's securities), of the Company's securities if, after such closing, such person or group of affiliated persons would hold more than 50% of the outstanding Common Stock of the Company, or (d) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Termination Event if its sole purpose is to change the state of the Company's organization or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction.

Warrant	1	Trulite, Inc.

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment of the Exercise Price, which shall be payable in cash, or by certified or official bank check.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above.

4. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a) Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

Warrant	2	Trulite, Inc.

(b) Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c) Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

5. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder's valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder's representation to the Company that the Warrant and the Shares (collectively, the "Securities") will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and recognizes that it may realize a loss of its entire investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

Warrant	3	Trulite, Inc.

(e) Accredited Investor. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the "SEC") under the Act.

(f) Restricted Securities. The Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Lender represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act ("Rule 144"), and understands the resale limitations imposed thereby and by the Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 5 and:

(i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; or

(iii) if other than an individual, the Holder shall not make any disposition to any of the Company's competitors as such is reasonably in good faith determined by the Company.

(h) Legends. It is understood that the Securities may bear the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

Warrant	4	Trulite, Inc.

6. Covenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

7. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

Warrant	5	Trulite, Inc.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

9. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

10. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

11. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 11):

Warrant	6	Trulite, Inc.

If to the Company:

Trulite, Inc.
1401 McKinney Street, Suite 900
Houston, Texas 77010
Attention: President

If to Holder:
________________________
________________________
________________________
________________________

12. Finder's Fee. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

13. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14. Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

15. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

Warrant	7	Trulite, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Trulite, Inc.
(a Delaware corporation)

By:	/s/ G. Wade Stubblefield
Title:	Chief Financial Officer

Address:	1401 McKinney, Suite 900
Houston, Texas 77010

ACKNOWLEDGED AND AGREED:

HOLDER:

By:

Warrant	Signature Page	Trulite, Inc.

NOTICE OF EXERCISE

Trulite, Inc.
Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
_____________ shares of Common Stock pursuant to the terms of the attached Warrant, and [(a) tenders herewith payment in cash of the Exercise Price of such Shares in full, or (b) elects to make a "cashless" exercise in accordance with the provisions of Section 3(a) of the attached warrant], together with all applicable transfer taxes, if any.

The undersigned hereby represents and warrants that Representations and Warranties in Section 5 hereof are true and correct as of the date hereof.

HOLDER:

Date: ___________________	By:	_______________________________________

	Address:	_______________________________________
____________________________________
____________________________________

Name in which shares should be registered:

Warrant	Trulite, Inc.

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: _____________________________________________________________________________________________
(Please Print)

Address: __________________________________________________________________________________________
(Please Print)

Dated: _________________

Holder's
Signature: _______________________________________________________

Holder's
Address: ________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

Warrant	Trulite, Inc.

EXHIBIT 10.85

NOTE AND WARRANT PURCHASE AGREEMENT

TRULITE, INC.

NOTE AND WARRANT

PURCHASE AGREEMENT

NOVEMBER 7, 2007

TABLE OF CONTENTS

			Page
1.	Purchase and Sale of Units; Registration Rights.		2
	1.1.	Notes and Warrants.	2
	1.2.	Closing	2
	1.3.	Company Registration.	2
	1.4.	Information from Investor	2
	1.5.	Expenses of Registration	2
	1.6.	Indemnification	2

2.	Representations and Warranties of the Company		2
	2.1.	Organization, Good Standing and Qualification	2
	2.2.	Capitalization	2
	2.3.	Authorization	2
	2.4.	Valid Issuance	2
	2.5.	Governmental Consents	2
	2.6.	Offering	2
	2.7.	Litigation	2
	2.8.	Patents and Trademarks	2
	2.9.	Agreements; Action.	2
	2.10.	Environmental and Safety Laws	2
	2.11.	Title to Property and Assets	2
	2.12.	Insurance	2

3.	Representations and Warranties of Investor		2
	3.1.	Authorization	2
	3.2.	Purchase Entirely for Own Account	2
	3.3.	Disclosure of Information	2
	3.4.	Investment Experience	2
	3.5.	Accredited Investor	2
	3.6.	Restricted Securities	2
	3.7.	Further Limitations on Disposition	2
	3.8.	Legends	2

4.	Conditions of Investor's Obligations at Closing		2
	4.1.	Representations and Warranties	2
	4.2.	Performance	2

5.	Conditions of the Company's Obligations at Closing		2
	5.1.	Representations and Warranties	2
	5.2.	Payment of Consideration	2
	5.3.	Qualifications	2
6.	Miscellaneous.		2
	6.1.	Survival of Warranties	2

Note and Warrant Purchase Agreement	i	Trulite, Inc.

6.2.	Successors and Assigns	2
6.3.	Choice of Law, Venue and Forum	2
6.4.	Counterparts	2
6.5.	Titles and Subtitles	2
6.6.	Notices	2
6.7.	Finder's Fee	2
6.8.	Expenses	2
6.9.	Amendments and Waivers	2
6.10.	Severability	2
6.11.	Entire Agreement	2

Exhibit "A"	Form of Note
Exhibit "B"	Form of Warrant

Note and Warrant Purchase Agreement	ii	Trulite, Inc.

TRULITE, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this "Agreement") is made as of the 7th  day of November, 2007, by and between Trulite, Inc., a Delaware corporation (the "Company"), and each of the other signatories to this Agreement (each individually, an "Investor" and collectively the "Investors").

WHEREAS, the Company desires to sell to accredited investors Units (herein so called), at a price of $25,000 per Unit, each Unit to be comprised of (i) an unsecured promissory note in the form of Exhibit A attached hereto in the original principal amount of $25,000 (individually a "Note" and collectively, the "Notes") and (ii) a Warrant in the form of Exhibit B attached hereto (individually a "Warrant" and collectively, the "Warrants") to purchase 25,000 shares of the Company's common stock, $0.0001 par value ("Common Stock") at a price of $0.50 per share; and

WHEREAS, each Investor subscribes to purchase the number of Units set forth opposite its name on the signature pages to this Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Purchase and Sale of Units; Registration Rights.

1.1. Notes and Warrants.

(a) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale of Units to each Investor, and (ii) the issuance of the shares of Common Stock upon exercise by the Investors of the Warrants (the "Warrant Shares").

(b) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, the number of Units set forth opposite its name on the signature pages to this Agreement at a price of $25,000 per Unit.

1.2. Closing. The purchase and sale of the Units shall take place at the offices of 1401 McKinney, Suite 900, Houston, Texas 77010 at 10 a.m. Central Time, on November 7, 2007, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor, against payment of $25,000 per Unit by such Investor to the Company by check, wire transfer or any combination thereof, (i) a Note in the principal amount equal to $25,000 multiplied by the number of Units such Investor is purchasing hereunder, and (ii) a Warrant to purchase a number of shares of Common Stock equal to 25,000 multiplied by the number of Units such Investor is purchasing hereunder.

Note and Warrant Purchase Agreement	1	Trulite, Inc.

1.3. Company Registration.

(a) Registration. If (but without any obligation to do so) on or before October 15, 2009, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Investor) any of its stock or other securities under the Securities Act of 1933, as amended (the "Act") in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6.6, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act the resale of all of the Warrant Shares that Investor requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not Investor has elected to include Warrant Shares in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.5 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any Investor's securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Warrant Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Warrant Shares, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. Additionally in no event shall any Warrant Shares be included in such offering unless all other stockholders' securities having prior registration rights, pursuant to the Common Stock and Warrant Purchase Agreements entered into by the Company in April 2006 and pursuant to the Note and Warrant Purchase Agreements entered into by the Company on June 26, 2007, have been included to the extent requested by the stockholders who are parties to such agreements. In the event that the underwriters determine that less than all of the Warrant Shares requested to be registered can be included in such offering, then the Warrant Shares that are included in such offering shall be apportioned pro rata among Investors based on the number of shares of Common Stock held by each Investor.

Note and Warrant Purchase Agreement	2	Trulite, Inc.

1.4. Information from Investor. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the registration of Warrant Shares of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Warrant Shares held by it, and the intended method of disposition of such Warrant Shares as shall be reasonably required to effect the registration of such Investor's Warrant Shares.

1.5. Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

1.6. Indemnification. To the extent permitted by law, each Investor on whose behalf Warrant Shares will be registered will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other party selling securities in such registration statement and any controlling person of any such underwriter against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (defined below), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and each Investor on whose behalf Warrant Shares will be registered will reimburse any person intended to be indemnified pursuant to this subsection l.6 for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.6 exceed the gross proceeds from the offering received by such Investor. For purposes of this section 1.6, "Violation" shall mean any of the following statements, omissions or violations (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws.

Note and Warrant Purchase Agreement	3	Trulite, Inc.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor the following:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2. Capitalization. The authorized capital of the Company consists of:

(a) 50,000,000 shares of Common Stock of which 11,935,591 shares are issued and outstanding.

(b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(c) Except for (i) currently outstanding options to purchase 3,520,676 shares of Common Stock granted to employees and other service providers pursuant to the Company's Second Amended and Restated Stock Option Plan (the "Option Plan"), (ii) outstanding warrants to purchase an aggregate of 2,066,666 shares of Common Stock, and (iii) agreements with three holders of unsecured promissory notes issued by the Company to convert principal and accrued interest on those promissory notes into Common Stock in the event certain conditions are met, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 1,531,421 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Warrants being sold hereunder, the issuance of the Warrant Shares upon exercise of the Warrants has been taken or will be taken prior to the Closing, and this Agreement and the Warrants constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Note and Warrant Purchase Agreement	4	Trulite, Inc.

2.4. Valid Issuance. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants, as the case may be, in accordance with their terms will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.5. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

2.6. Offering. Subject in part to the truth and accuracy of Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.7. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.8. Patents and Trademarks. To the best of its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

2.9. Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and employment agreements existing as of the date hereof, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

Note and Warrant Purchase Agreement	5	Trulite, Inc.

(b) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation, as amended or Amended and Restated Bylaws that adversely affects its business as now conducted, its properties or its financial condition.

2.10. Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.11. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.12. Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

3. Representations and Warranties of Investor. Each Investor hereby represents and warrants with respect to itself that:

3.1. Authorization. Such Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Warrants to be received by Investor and the Warrant Shares issuable upon exercise of such Warrants (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3. Disclosure of Information. Such Investor has read the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006 and the amendment thereto, Proxy Statement related to its Annual Meeting of Stockholders held May 23, 2007, Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and Current Reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") on July 18, 2007, on August 3, 2007, on August 13,2007, on August 24, 2007, and on September 27, 2007, respectively. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of any Investor to rely thereon.

Note and Warrant Purchase Agreement	6	Trulite, Inc.

3.4. Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units and recognizes that it may realize a loss of its entire investment in the Units. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Units.

3.5. Accredited Investor. Such Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6. Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities, unless and until:

(a) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

(b) Notwithstanding the provisions of Paragraphs (a) above, no such opinion of counsel shall be necessary for a transfer by Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the Investor hereunder.

3.8. Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

Note and Warrant Purchase Agreement	7	Trulite, Inc.

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

4. Conditions of Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived by such Investor:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1. Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2. Payment of Consideration. Such Investor shall have delivered the Consideration referenced in Section 1.2.

5.3. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous.

6.1. Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

Note and Warrant Purchase Agreement	8	Trulite, Inc.

6.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with an express delivery service or with the United States Post Office, by registered, express or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

6.7. Finder's Fee. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Note and Warrant Purchase Agreement	9	Trulite, Inc.

6.8. Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who purchase two-thirds (⅔) of the Units purchased and sold pursuant to the terms of this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including Warrant Shares), each future holder of all such securities, and the Company.

6.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

Note and Warrant Purchase Agreement	10	Trulite, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Trulite, Inc.
(a Delaware corporation)

By:	/S/ G.WADE STUBBLEFIELD
Title:	Chief Financial Officer

Address:	1401 McKinney, Suite 900
Houston, Texas 77010

INVESTORS:

No. of Units Subscribed for: 2	/s/ Jonathan H. Godshall
	Address:	5360 Spring Park
Houston, TX 77056

No. of Units Subscribed for: 1	/s/ Richard K. Hoesterey
	Address:	7852 La Cosa Dr.
Dallas, TX 75248

No. of Units Subscribed for: 1	/s/ Brian R. Hunter
	Address:	4125 Sicily Drive
Frisco, TX 75034

No. of Units Subscribed for: 1	/s/ Jeff B. Love
	Address:	3400 JPMorgan Chase Tower
600 Travis Street
Houston, TX 77002-3095

No. of Units Subscribed for: 1	/s/ A. Cornelius and Mildred L. Salvaterra
	Address:	1859 Gregory Pl.
Hellertown, PA 18055-3422

No. of Units Subscribed for: 1	/s/ Nazareno Salvaterra
	Address:	1209 Brittany Dr.
Wayne, N.J. 07470

Note and Warrant Purchase Agreement	A-1	Trulite, Inc.

No. of Units Subscribed for: 1	/s/ George F. Seftick
	Address:	62 Hathaway Ct.
Pittsburgh, PA 15235

No. of Units Subscribed for: 1	/s/ Ron Seftick
Address:

No. of Units Subscribed for: 4	/s/ John K. Stubblefield, Jr.
	Address:	2207 Hwy 35N.
Suite C PMB 279
Rockport, TX 78382

No. of Units Subscribed for: 1	/s/ Bill Swanstrom
	Address:	14339 Twisted Oak
Houston, TX 77079

No. of Units Subscribed for: 2	/s/ Tikchik Narrows Partners
	By:	Robert F. Gray, Jr., Partner
	Address:	8715 Crescent Gate Lane
Houston, TX 77024

No. of Units Subscribed for: 1	/s/ John D. White
	Address:	1401 McKinney, Suite 900
Houston, TX 77010

Note and Warrant Purchase Agreement	A-2	Trulite, Inc.

EXHIBIT "A"

FORM OF NOTE

[See Attached]

Note and Warrant Purchase Agreement	A-3	Trulite, Inc.

EXHIBIT "B"

FORM OF WARRANT

[See Attached]

Note and Warrant Purchase Agreement	A-4	Trulite, Inc.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 26, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

(713) 888-0660

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On November 26, 2007, Trulite, Inc. (the "Company") entered into a Common Stock Purchase Agreement (the "Purchase Agreement"), with Standard Renewable Energy Group, LLC ("SREG"). Pursuant to the terms of the Purchase Agreement, the Company sold a total of 2,400,000 shares of the Company's common stock, $0.0001 par value to SREG for a price of $0.50 per share. The Purchase Agreement is filed herewith as Exhibit 10.90.

Third Amendment to Subscription Agreements

On November 26, 2007, the Company and Standard Renewable Energy, L.P. ("SRE, LP"), a wholly owned subsidiary of SREG, entered into a Third Amendment to Subscription Agreement (the "SRE, LP Amended Subscription Agreement") whereby, in consideration of cancellation of the entire principal balance of, and accrued but unpaid interest on, the promissory note dated August 9, 2006, made by the Company in favor of SRE, LP (the "SRE, LP Note"), the $138,511 outstanding under the SRE, LP Note, which included $13,511 of accrued and unpaid interest, was converted into 277,022 unregistered shares of the Company's common stock. On November 26, 2007, prior to the conversion of the SRE, LP Note, SRE, LP entered into an Assignment and Assumption Agreement whereby SREG assumed ownership of the SRE, LP Note. The SRE, LP Amended Subscription Agreement is filed herewith as Exhibit 10.86.

On November 26, 2007, the Company and SREG entered into a Third Amendment to Subscription Agreement (the "SREG Amended Subscription Agreement") whereby, in consideration of cancellation of the entire principal balance of, and accrued but unpaid interest on, the promissory notes dated September 21, 2006, October 26, 2006, November 28, 2006 and February 6, 2007, made by the Company in favor of SREG (the "SREG Notes"), the $992,013 outstanding under the SREG Notes, which included $32,013 of accrued and unpaid interest, was converted into 1,984,026 unregistered shares of the Company's common stock. The SREG Amended Subscription Agreement is filed herewith as Exhibit 10.87.

On November 26, 2007, the Company and Contango Venture Capital Corporation ("CVCC"), entered into a Third Amendment to Subscription Agreement (the "CVCC Amended Subscription Agreement") whereby, in consideration of cancellation of the entire principal balance of, and accrued but unpaid interest on, the promissory notes dated August 9, 2006, November 22, 2006 and February 6, 2007, made by the Company in favor of CVCC (the "CVCC Notes"), the $844,628 outstanding under the CVCC Notes, which included $79,628 of accrued and unpaid interest, was converted into 1,260,639 unregistered shares of the Company's common stock. The CVCC Amended Subscription Agreement is filed herewith as Exhibit 10.88.

New Subscription Agreements

On November 26, 2007, the Company and SREG entered into a Subscription Agreement (the "November 2007 SREG Subscription Agreement"), whereby, in consideration of cancellation of the entire principal balance of, and accrued but unpaid interest on, the promissory notes dated May 31, 2007 and August 20, 2007, made by the Company in favor of SREG (the "SREG New Notes"), the $758,530 outstanding under the SREG New Notes, which included $23,530 of accrued and unpaid interest, was converted into 1,517,060 unregistered shares of the Company's common stock. The November 2007 SREG Subscription Agreement is filed herewith as Exhibit 10.89.

On November 26, 2007, the Company and CVCC entered into a Subscription Agreement (the "November 2007 CVCC Subscription Agreement"), whereby, in consideration of cancellation of the entire principal balance of, and accrued but unpaid interest on, the promissory notes dated May 30, 2007 and August 20, 2007, made by the Company in favor of CVCC (the "CVCC New Notes"), the $511,912 outstanding under the CVCC New Notes, which included $21,912 of accrued and unpaid interest, was converted into 764,048 unregistered shares of the Company's common stock. The November 2007 CVCC Subscription Agreement is filed herewith as Exhibit 10.90.

Change in Exercise Price of Outstanding Warrants

As described under Item 3.02 below, on November 19, 2007, the Board of Directors of the Company approved the amendment of any and all warrants to purchase the common stock of the Company to reflect an exercise price of $0.50 per share. See Item 3.02 for a description of such warrants.

Item 3.02. Unregistered Sales of Equity Securities.

The sale of the Company's common stock described below were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act. No underwriting discounts or commissions were paid in connection with the issuances described below.

Common Stock Purchase Agreement

As described under Item 1.01 above, on November 26, 2007, the Company sold a total of 2,400,000 unregistered shares of its common stock. See Item 1.01 for a description of this sale.

Conversion of SRE, LP Note

As described under Item 1.01 above, on November 26, 2007, the Company entered into the SRE, LP Amended Subscription Agreement under which it issued 277,022 unregistered shares of its common stock. See Item 1.01 for a description of this transaction.

Conversion of SREG Notes

As described under Item 1.01 above, on November 26, 2007, the Company entered into the SREG Amended Subscription Agreement and the November 2007 SREG Subscription Agreement under which it issued 3,501,086 unregistered shares of its common stock. See Item 1.01 for a description of these transactions.

Conversion of CVCC Notes

As described under Item 1.01 above, on November 26, 2007, the Company entered into the CVCC Amended Subscription Agreement and the November 2007 CVCC Subscription Agreement under which it issued 2,024,687 unregistered shares of its common stock. See Item 1.01 for a description of these transactions.

Conversion of Convertible Notes

On November 26, 2007, the Company agreed to allow for the conversion of the convertible promissory notes dated June 26, 2007, made by the Company in favor of the holders of the promissory notes (the "Convertible Notes"), in an original principal amount of $500,000, which, with $31,442 of accrued and unpaid interest, totaled $531,442, into 1,062,884 unregistered shares of its common stock at a conversion price of $0.50 per share.

Prior to the above noted sale and issuances, SREG and CVCC were the beneficial owners of approximately 45% and 17%, respectively, of the Company's common stock. Subsequent to the above noted sales and issuances of the Company's common stock, SREG and CVCC were the beneficial owners of approximately 54% and 19%, respectively, of the Company's common stock.

Change in Exercise Price of Outstanding Warrants

In connection with the above noted sale and issuances of the Company's common stock, on November 19, 2007, the Board of Directors of the Company approved the amendment of any and all warrants to purchase the common stock of the Company to reflect an exercise price of $0.50 per share. Outstanding warrants as of November 26, 2007 are as follows:

Date Issued	Expiration Date	Original Exercise Price	Amended Exercise Price	# of Common Shares for which Warrant is Exercisable
4/13/2006	4/13/2008	$1.50	$0.50	1,000,000
4/26/2006	4/26/2011	$3.00	$0.50	400,000
4/19/2007	4/19/2009	$1.20	$0.50	120,000
6/26/2007	6/26/2010	$1.00	$0.50	666,666
11/7/2007	11/7/2008	$0.50	$0.50	425,000
				2,611,666

Item 7.01.  Regulation FD Disclosure.

The pro forma balance sheet furnished below sets forth the Company's balance sheet at September 30, 2007, as adjusted to give effect to the transactions described in Item 1.01 of this Form 8-K as if such transactions had been effected as of September 30, 2007.

Pursuant to Regulation FD, the information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

TRULITE, INC.

Unaudited Pro Forma Condensed Balance Sheet

	As Reported	Pro Forma		Pro Forma
	September 30, 2007	Adjustments		September 30, 2007
ASSETS

Current assets:
Cash and cash equivalents	$26,169	1,200,000	a	$1,226,169

Prepaid expenses and other current assets	4,799			4,799

Total current assets	30,968			1,230,968

Property and equipment, net	60,429			60,429

Patent application fees	41,963			41,963

Total assets	$133,360			$1,333,360

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$383,987	(19,672	)e	$364,315
Due to related parties	427,255	(23,238	)c	315,352
		(77,578	)b
		(11,087	)d
Notes payable to affiliates	3,075,000	(1,695,000	)c	-
		(1,255,000	)b
		(125,000	)d
Notes payable, net of unamortized discount of $103,955	396,045	(396,045	)e	-

Unearned revenue	2,495			2,495
Total current liabilities	4,284,782			682,162

Committment and Contingencies

Total stockholders' equity (deficit)	(4,151,422)	4,802,620	a - e	651,198

Total liabilities and stockholders' deficit	$133,360			$1,333,360

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

Note 1 - Pro Forma Adjustments

The following unaudited pro forma condensed balance sheet as of September 30, 2007 is based on the historical balance sheet of Trulite, Inc. after giving effect to the transactions noted in Item 1.01 and Item 3.02 of this Current Report on Form 8-K.

a)	This adjustment reflects the Common Stock Purchase Agreement with SREG.

b)	These adjustments reflect the conversion of the CVCC Notes and CVCC New Notes and accrued interest as of September 30, 2007.

c)	These adjustments reflect the conversion of the SREG Notes and SREG New Notes and accrued interest as of September 30, 2007.

d)	These adjustments reflect the conversion of the SRE, LP Notes and accrued interest as of September 30, 2007.

e)	These adjustments reflect the conversion of the Convertible Notes and accrued interest as of September 30, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.86	Third Amendment to Subscription Agreement - SRE, LP

10.87	Third Amendment to Subscription Agreement - SREG

10.88	Third Amendment to Subscription Agreement - CVCC

10.89	November 26, 2007 Subscription Agreement - SREG

10.90	November 26, 2007 Subscription Agreement - CVCC

10.91	SREG Common Stock Purchase Agreement

10.92	Form of April 13, 2006 Warrants, as Amended

10.93	Form of April 26, 2006 Warrants, as Amended

10.94	Form of April 19, 2007 Warrants, as Amended

10.95	Form of June 26, 2007 Warrants, as Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC.
(Registrant)

Dated: November 30, 2007	By:	/s/ G. Wade Stubblefield
	Name:	G. Wade Stubblefield
	Title:	Chief Financial Officer

THIRD AMENDMENT TO SUBSCRIPTION AGREEMENT

This Third Amendment to Subscription Agreement (this "Amendment") is made and entered into as of the 26th day of November, 2007 by and between Trulite, Inc., a Delaware corporation ("Trulite") and Standard Renewable Energy L.P. ("SRE LP").

RECITALS

A. Trulite and SRE LP entered into (i) that certain Subscription Agreement dated April 5, 2007 and (ii) that certain amendment to Subscription Agreement dated April 24, 2007 (as amended, the "Subscription Agreement"), and that certain Second Amendment to Subscription Agreement dated June 29, 2007 and desire to further amend the Subscription Agreement as set forth herein.

B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Subscription Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and SRE LP agree as follows:

1. Section 1 of the Subscription Agreement is hereby amended to read in its entirety as follows:

"1. Trulite shall issue to SRE LP a number of shares of Common Stock determined by the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Notes as of the close of business on the day immediately preceding the Effective Date divided by (y) the agreed price per share of Common Stock of $0.50 (collectively, the "Shares").

2. Exhibit A to the Subscription Agreement is hereby amended in its entirety to read as Exhibit A attached to this Amendment, and all references to Notes in the Subscription Agreement shall be deemed to be references to the promissory notes listed on Exhibit A attached to this Amendment. Additionally, Trulite and SRE LP acknowledge that the aggregate principal balance of the Notes is $125,000.

3. By executing this Amendment, Trulite affirms the representations and warranties set forth in Section 3 of the Subscription Agreement.

4. By executing this Amendment, SRE LP affirms the representations and warranties set forth in Section 4 of the LLC Agreement.

5. Except as amended hereby, the Subscription Agreement shall remain unchanged.

Executed as of the date first set forth above.

TRULITE, INC.

By:
Name:
Title:

STANDARD RENEWABLE ENERGY L.P.

By:
Name:
Title:

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
August 9, 2006	Standard Renewable Energy L.P.	$125,000

THIRD AMENDMENT TO SUBSCRIPTION AGREEMENT

This Third Amendment to Subscription Agreement (this "Amendment") is made and entered into as of the 26th day of November, 2007 by and between Trulite, Inc., a Delaware corporation ("Trulite") and Standard Renewable Energy Group, LLC ("SREG LLC").

RECITALS

A. Trulite and SREG LLC entered into (i) that certain Subscription Agreement dated April 5, 2007 and (ii) that certain amendment to Subscription Agreement dated April 24, 2007 (as amended, the "Subscription Agreement"), and that certain Second Amendment to Subscription Agreement dated June 29, 2007 and desire to further amend the Subscription Agreement as set forth herein.

B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Subscription Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and SREG LLC agree as follows:

1. Section 1 of the Subscription Agreement is hereby amended to read in its entirety as follows:

"1. Trulite shall issue to SREG LLC a number of shares of Common Stock determined by the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Notes as of the close of business on the day immediately preceding the Effective Date divided by (y) the agreed price per share of Common Stock of $0.50 (collectively, the "Shares").

2. Exhibit A to the Subscription Agreement is hereby amended in its entirety to read as Exhibit A attached to this Amendment, and all references to Notes in the Subscription Agreement shall be deemed to be references to the promissory notes listed on Exhibit A attached to this Amendment. Additionally, Trulite and SREG LLC acknowledge that the aggregate principal balance of the Notes is $960,000.

3. By executing this Amendment, Trulite affirms the representations and warranties set forth in Section 3 of the Subscription Agreement.

4. By executing this Amendment, SREG LLC affirms the representations and warranties set forth in Section 4 of the LLC Agreement.

5. Except as amended hereby, the Subscription Agreement shall remain unchanged.

Executed as of the date first set forth above.

TRULITE, INC.

By:
Name:
Title:

STANDARD RENEWABLE ENERGY GROUP, LLC

By:
Name:
Title:

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
September 21, 2006	Standard Renewable Energy Group, LLC	$250,000
October 26, 2006	Standard Renewable Energy Group, LLC	$250,000
November 28, 2006	Standard Renewable Energy Group, LLC	$100,000
February 6, 2007	Standard Renewable Energy Group, LLC	$360,000

THIRD AMENDMENT TO SUBSCRIPTION AGREEMENT

This Third Amendment to Subscription Agreement (this "Amendment") is made and entered into as of the 25th day of November, 2007 by and between Trulite, Inc., a Delaware corporation ("Trulite") and Contango Venture Capital Corporation ("CVCC").

RECITALS

A. Trulite and CVCC entered into (i) that certain Subscription Agreement dated April 5, 2007 and (ii) that certain amendment to Subscription Agreement dated April 24, 2007 (as amended, the "Subscription Agreement"), and that certain Second Amendment to Subscription Agreement dated June 29, 2007 and desire to further amend the Subscription Agreement as set forth herein.

B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Subscription Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and CVCC agree as follows:

1. Section 1 of the Subscription Agreement is hereby amended to read in its entirety as follows:

"1. Trulite shall issue to CVCC a number of shares of Common Stock determined by the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Notes as of the close of business on the day immediately preceding the Effective Date divided by (y) the agreed price per share of Common Stock of $0.67 (collectively, the "Shares").

2. Exhibit A to the Subscription Agreement is hereby amended in its entirety to read as Exhibit A attached to this Amendment, and all references to Notes in the Subscription Agreement shall be deemed to be references to the promissory notes listed on Exhibit A attached to this Amendment. Additionally, Trulite and CVCC acknowledge that the aggregate principal balance of the Notes is $765,000.

3. By executing this Amendment, Trulite affirms the representations and warranties set forth in Section 3 of the Subscription Agreement.

4. By executing this Amendment, CVCC affirms the representations and warranties set forth in Section 4 of the LLC Agreement.

5. Except as amended hereby, the Subscription Agreement shall remain unchanged.

1

Executed as of the date first set forth above.

TRULITE, INC.

By:
Name:
Title:

CONTANGO VENTURE CAPITAL CORPORATION

By:
Name:
Title:

2

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
August 9, 2006	Contango Venture Capital Corporation	$125,000
November 22, 2006	Contango Venture Capital Corporation	$400,000
February 6, 2007	Contango Venture Capital Corporation	$240,000

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is made and entered into as of the 12th day of November, 2007 by and between Trulite, Inc., a Delaware corporation ("Trulite") and Standard Renewable Energy Group LLC ("SREG").

RECITALS

A. SREG has lent to Trulite an aggregate of $735,000 pursuant to the terms of the promissory notes listed on Exhibit A attached hereto (collectively, the "Notes"); and

B. SREG desires to convert the aggregate principal balance of and all accrued but unpaid interest on the Notes into shares of Trulite Common Stock, $0.0001 par value per share ("Common Stock") on the terms and conditions set forth in this Agreement.

C. Trulite desires to issue to SREG shares of its Common Stock in consideration of the cancellation of the aggregate principal balance of and accrued but unpaid interest on the Notes on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and SREG agree as follows:

1. Trulite shall issue to SREG a number of shares of Common Stock determined by the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Notes as of the close of business on the day immediately preceding the Effective Date divided by (y) the agreed price per share of Common Stock of $0.50 (collectively, the "Shares").

2. In consideration of the receipt of the Shares, on the Effective Date, SREG shall surrender to Trulite the Notes.

3. Trulite hereby represents and warrants to SREG as follows:

(a) Trulite has duly authorized the issuance and sale of the Shares in accordance with the terms of this Agreement.

(b) The Shares, when issued and paid for in accordance with this Agreement, will represent validly authorized, duly issued and fully paid and non-assessable shares of Common Stock.

4. SREG hereby represents, warrants and covenants to Trulite as follows:

(a) SREG is purchasing the Shares for SREG's own account, and not for the account of any other person;

(b) SREG is purchasing the Shares for investment only, and is not purchasing the Shares with a view towards the current or future resale, assignment, fractionalization or distribution of the Shares;

(c) SREG understands that (A) the Shares (1) have not been registered under the Securities Act of 1933, as amended (the "Act") or any other federal or state securities laws, and (2) must be held by SREG indefinitely; and (B) SREG must therefore bear the economic risk of such investment indefinitely; unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. SREG further understands that such exemptions depend on, among other things, the bona fide nature of the investment intent of SREG expressed herein. Pursuant to the foregoing, SREG acknowledges that the certificate representing the Shares acquired hereunder shall bear a restrictive legend substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO TRULITE, HAS BEEN DELIVERED TO TRULITE AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

(d) SREG acknowledges and understands that Trulite has a limited operating history;

(e) Trulite has made available to SREG the opportunity to ask questions of and obtain additional information from Trulite (or any person acting on its behalf), concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of SREG and are sufficient for SREG to evaluate the merits and risks of the investment;

(f) SREG represents that it has been called to its attention that its investment in Trulite involves a high degree of risk which may result in the loss of the total amount of its investment;

(g) SREG has been furnished by Trulite all information (or provided access to all information) regarding the business and financial condition of Trulite, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares that SREG has requested or otherwise needs to evaluate the investment in the Shares.

5. In the event that within two (2) years of the date of this Agreement, Trulite files with the Securities and Exchange Commission a registration statement under the Act, other than a Registration Statement on Form S-8, a Registration Statement on Form S-4 or a similar or successor form, Trulite will use its reasonable efforts to cause registration of the resale of 5% of the Shares to be included in the first such registration statement filed by Trulite; provided that SREG complies with all reasonable requests made by Trulite related to the inclusion of such Shares in such registration statement.

2

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding principles of conflicts of laws.

7. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

Executed as of the date first set forth above.

TRULITE, INC.

By:
Name:
Title:

STANDARD RENEWABLE ENERGY GROUP, LLC

By:
Name:
Title:

3

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
May 31, 2007	Standard Renewable Energy Group, LLC	$360,000
August 20, 2007	Standard Renewable Energy Group, LLC	$375,000

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is made and entered into as of the 25th day of November, 2007 by and between Trulite, Inc., a Delaware corporation ("Trulite") and Contango Venture Capital Corporation ("CVCC").

RECITALS

A. CVCC has lent to Trulite an aggregate of $490,000 pursuant to the terms of the promissory notes listed on Exhibit A attached hereto (collectively, the "Notes"); and

B. CVCC desires to convert the aggregate principal balance of and all accrued but unpaid interest on the Notes into shares of Trulite Common Stock, $0.0001 par value per share ("Common Stock") on the terms and conditions set forth in this Agreement.

C. Trulite desires to issue to CVCC shares of its Common Stock in consideration of the cancellation of the aggregate principal balance of and accrued but unpaid interest on the Notes on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and CVCC agree as follows:

1. Trulite shall issue to CVCC a number of shares of Common Stock determined by the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Notes as of the close of business on the day immediately preceding the Effective Date divided by (y) the agreed price per share of Common Stock of $0.67 per share (collectively, the "Shares").

2. In consideration of the receipt of the Shares, on the Effective Date, CVCC shall surrender to Trulite the Notes.

3. Trulite hereby represents and warrants to CVCC as follows:

(a) Trulite has duly authorized the issuance and sale of the Shares in accordance with the terms of this Agreement.

(b) The Shares, when issued and paid for in accordance with this Agreement, will represent validly authorized, duly issued and fully paid and non-assessable shares of Common Stock.

4. CVCC hereby represents, warrants and covenants to Trulite as follows:

(a) CVCC is purchasing the Shares for CVCC's own account, and not for the account of any other person;

(b) CVCC is purchasing the Shares for investment only, and is not purchasing the Shares with a view towards the current or future resale, assignment, fractionalization or distribution of the Shares;

(c) CVCC understands that (A) the Shares (1) have not been registered under the Securities Act of 1933, as amended (the "Act") or any other federal or state securities laws, and (2) must be held by CVCC indefinitely; and (B) CVCC must therefore bear the economic risk of such investment indefinitely; unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. CVCC further understands that such exemptions depend on, among other things, the bona fide nature of the investment intent of CVCC expressed herein. Pursuant to the foregoing, CVCC acknowledges that the certificate representing the Shares acquired hereunder shall bear a restrictive legend substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO TRULITE, HAS BEEN DELIVERED TO TRULITE AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

(d) CVCC acknowledges and understands that Trulite has a limited operating history;

(e) Trulite has made available to CVCC the opportunity to ask questions of and obtain additional information from Trulite (or any person acting on its behalf), concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of CVCC and are sufficient for CVCC to evaluate the merits and risks of the investment;

(f) CVCC represents that it has been called to its attention that its investment in Trulite involves a high degree of risk which may result in the loss of the total amount of its investment;

(g) CVCC has been furnished by Trulite all information (or provided access to all information) regarding the business and financial condition of Trulite, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares that CVCC has requested or otherwise needs to evaluate the investment in the Shares.

5. In the event that within two (2) years of the date of this Agreement, Trulite files with the Securities and Exchange Commission a registration statement under the Act, other than a Registration Statement on Form S-8, a Registration Statement on Form S-4 or a similar or successor form, Trulite will use its reasonable efforts to cause registration of the resale of 5% of the Shares to be included in the first such registration statement filed by Trulite; provided that CVCC complies with all reasonable requests made by Trulite related to the inclusion of such Shares in such registration statement.

2

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding principles of conflicts of laws.

7. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

Executed as of the date first set forth above.

TRULITE, INC.

By:
Name:
Title:

CONTANGO VENTURE CAPITAL CORPORATION

By:
Name:
Title:

3

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
May 30, 2007	Contango Venture Capital Corporation	$240,000
August 20, 2007	Contango Venture Capital Corporation	$250,000

TRULITE, INC.

COMMON STOCK

PURCHASE AGREEMENT
NOVEMBER 26, 2007

i

6.7 Finder's Fee	9
6.8 Expenses	9
6.9 Amendments and Waivers	9
6.10 Severability	10
6.13 Entire Agreement	10

ii

TRULITE, INC.
COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this "Agreement") is made as of the 26th day of November 2007, by and between Trulite, Inc., a Delaware corporation (the "Company"), and Standard Renewable Energy Group, LLC (the "Investor").

WHEREAS, the Investor intends to provide certain consideration to the Company (the "Consideration");

WHEREAS, the parties intend for the Company to issue in return for the Consideration two million four hundred thousand (2,400,000) shares (the "Purchased Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"); and

WHEREAS, the parties hereto wish to provide for the sale and issuance of the Purchased Shares in return for the Consideration.

NOW, THEREFORE, the parties hereby agree as follows:

1. Purchase and Sale of Common Stock;

1.1. Common Stock

(a) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance of the Purchased Shares to the Investor.

(b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing the Purchased Shares for the purchase price of one-half and No/100 Dollars ($0.50).

1.2. Closing. The purchase and sale of the Purchased Shares shall take place at the offices of the Company at 1401 McKinney, Ste. 900, Houston, Texas, 77010 at 10 a.m. Central Time, on November 26, 2007, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to Investor, against payment of the Consideration by Investor to the Company by check, wire transfer or any combination thereof a certificate representing Purchased Shares Investor is purchasing.

1.3. Company Registration.

(a) Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Investor) any of its stock or other securities under the Securities Act of 1933, as amended (the "Act") in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Purchased Shares, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give Investor written notice of such registration. Upon the written request of Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6.6, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Purchased Shares that Investor requests to be registered.

1

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not Investor has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.5 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Investor's securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Purchased Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Purchased Shares, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Purchased Shares be excluded from such offering unless all other stockholders' securities have been first excluded. In the event that the underwriters determine that less than all of the Purchased Shares requested to be registered can be included in such offering, then the Purchased Shares that are included in such offering shall be apportioned pro rata among Investor and other selling parties based on the number of shares of Common Stock held by Investor and all other selling parties or in such other proportions as shall mutually be agreed to by Investor and all other selling parties.

1.4. Information from Investor. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the registration of Purchased Shares of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Purchased Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Investor's Purchased Shares.

1.5. Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

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1.6. Indemnification. To the extent permitted by law, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other party selling securities in such registration statement and any controlling person of any such underwriter against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (defined below), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and Investor will reimburse any person intended to be indemnified pursuant to this subsection l.6 for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.6 exceed the gross proceeds from the offering received by Investor. For purposes of this section 1.6, "Violation" shall mean any of the following statements, omissions or violations (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor the following:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2. Capitalization. The authorized capital of the Company consists of:

(a) 50,000,000 shares of Common Stock of which 11,935,591 shares are issued and outstanding.

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(b) 1,500,000 shares of Series A Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), of which no shares are issued and outstanding.

(c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(d) Except for (i) warrants to purchase a total of 2,611,666 shares of the Company's common stock, (ii) agreements to convert $1,695,000 in Notes Payable due to Standard Renewable Energy Group, LLC, $1,255,000 of Notes Payable to Contango Venture Capital Corporation and $125,000 of Notes Payable to Old SRE, LP, plus accrued and unpaid interest totaling $170,595 into a total of 5,802,796 Common Shares (iii) agreements to convert $500,000 of Notes Payable to third parties, plus accrued interest of $31,441, into a total of 1,062,882 Common Shares and (ii) currently outstanding options to purchase 3,520,676 shares of Common Stock granted to employees and other service providers pursuant to the Company's Stock Option Plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 1,551,421 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies

2.4. Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.5. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

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2.6. Offering. Subject in part to the truth and accuracy of Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.7. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.8. Patents and Trademarks. To the best of its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

2.9. Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and employment agreements existing as of the date hereof, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation, Certificate of Designation designating the Series A Preferred Stock or Bylaws that adversely affects its business as now conducted, its properties or its financial condition.

2.10. Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

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2.11. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.12. Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.13. Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

3. Representations and Warranties of Investor. Investor hereby represents and warrants that:

3.1. Authorization. Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Purchased Shares to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Shares.

3.3. Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Shares. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

3.4. Investment Experience. Investor is Investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Purchased Shares.

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3.5. Accredited Investor. Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

3.6. Restricted Securities. Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section and such agreement are then applicable, and:

(a) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Notwithstanding the provisions of Paragraphs (a) above, no such opinion of counsel shall be necessary for a transfer by Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the Investor hereunder.

3.8. Legends. It is understood that the certificates evidencing the Purchased Shares may bear one or all of the following legends:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

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4. Conditions of Investor's Obligations at Closing. The obligations of Investor under subsection 1.1(b) of this agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived by Investor:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that investor:

5.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2. Payment of Consideration. The Investor shall have delivered the Consideration referenced in Section 1.2.

5.3. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous.

6.1. Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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6.3. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

6.7. Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8. Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

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6.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Common Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

TRULITE, INC.
(a Delaware corporation)

By:	/s/ G. Wade Stubblefield
G. Wade Stubblefield
Chief Financial Officer

Address:	1401 McKinney, Ste 900
Houston, Texas 77010

INVESTOR:

STANDARD RENEWABLE ENERGY GROUP, LLC
(a Delaware limited partnership)

By:	/s/ John D. White
Name:	John D. White
Chairman

Address:	1401 McKinney, Ste. 900
Houston, Texas 77010

SECOND AMENDMENT TO WARRANT AGREEMENT

This Second Amendment to Warrant Agreement (this "Agreement") is made and entered into as of November 26, 2007.

RECITALS

A. The undersigned, _____________________ (the "Holder") is the holder of a warrant dated April 13, 2006 issued by Trulite, Inc., a Delaware corporation (the "Company") to purchase _________ shares of the Company's common stock, $0.0001 per share (the "Warrant").

B. The Warrant as amended provides that unless earlier terminated in accordance with its terms the Warrant may be exercised through 5:00 p.m. CST on April 13, 2008.

C. The Warrant provides that the Exercise Price for the shares of Common Stock issuable under this Warrant shall be $1.50 per share.

D. The Board of Directors of the Company has determined that it is desirable and in the best interest of the Company to reduce the Exercise Price to $0.50 per share and, accordingly, has approved the amendment of the Warrant to so provide.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The Warrant is hereby amended so that each reference therein to the "Exercise Price" shall mean Fifty Cents ($0.50) per share of Common Stock issuable under the Warrant.

2. Except as amended herein, the Warrant as previously amended remains unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

TRULITE, INC.

By:
Jonathan Godshall, President

ACKNOWLEDGED AND AGREED:

HOLDER:

AMENDMENT TO WARRANT AGREEMENT

This Amendment to Warrant Agreement (this "Agreement") is made and entered into as of November 26, 2007.

RECITALS

A. The undersigned ________________ (the "Holder") is the holder of a warrant dated April 26, 2006 issued by Trulite, Inc., a Delaware corporation (the "Company") to purchase from the Company up to ______ fully paid and non-assessable shares of the Company's common stock, $0.0001 per share (the "Warrant").

B. The Warrant [as amended] provides that unless earlier terminated in accordance with its terms the Warrant may be exercised through 5:00 p.m. CST on April 26, 2011.

C. The Warrant provides that the Exercise Price for the shares of Common Stock issuable under this Warrant shall be $3.00 per share.

D. The Board of Directors of the Company has determined that it is desirable and in the best interest of the Company to reduce the Exercise Price to $0.50 per share and, accordingly, has approved the amendment of the Warrant to so provide.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The Warrant is hereby amended so that each reference therein to the "Exercise Price" shall mean Fifty Cents ($0.50) per share of Common Stock issuable under the Warrant.

2. Except as amended herein, the Warrant remains unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

TRULITE, INC.

By:
Jonathan Godshall, President
ACKNOWLEDGED AND AGREED:

HOLDER:

AMENDMENT TO WARRANT AGREEMENT

This Amendment to Warrant Agreement (this "Agreement") is made and entered into as of November 26, 2007.

RECITALS

A. The undersigned ____________ (the "Holder") is the holder of a warrant dated April 19, 2007 issued by Trulite, Inc., a Delaware corporation (the "Company") to purchase ________ shares of the Company's common stock, $0.0001 per share (the "Warrant").

B. The Warrant provides that unless earlier terminated in accordance with its terms the Warrant may be exercised through 5:00 p.m. CST on April 19, 2009.

C. The Warrant provides that the Exercise Price for the shares of Common Stock issuable under this Warrant shall be $1.20 per share.

D. The Board of Directors of the Company has determined that it is desirable and in the best interest of the Company to reduce the Exercise Price to $0.50 per share and, accordingly, has approved the amendment of the Warrant to so provide.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The Warrant is hereby amended so that each reference therein to the "Exercise Price" shall mean Fifty Cents ($0.50) per share of Common Stock issuable under the Warrant.

2. Except as amended herein, the Warrant remains unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

TRULITE, INC.

By:
Jonathan Godshall, President

ACKNOWLEDGED AND AGREED:

HOLDER: